UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Byline Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025 Notice of Annual Meeting and Proxy Statement

Roberto R. Herencia
Executive Chairman of the Board and Chief Executive Officer

Alberto J. Paracchini
President

April 21, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Byline Bancorp, Inc. The Annual Meeting will be held virtually through a live webcast on June 3, 2025, at 8:30 a.m. Central Daylight Time.
The attached Notice of Meeting and Proxy Statement describe the formal business to be conducted at the Annual Meeting. Members of our Board of Directors and executive officers will be present virtually at the Annual Meeting to respond to any questions that our stockholders may have.
Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, please vote as soon as possible to ensure that your shares are represented and voted at the meeting.
Our Board of Directors has determined that the proposals to be considered at the Annual Meeting as described in the attached Notice of Meeting and Proxy Statement are in the best interests of Byline Bancorp and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each proposal to be considered.
On behalf of the Board of Directors and the officers and employees of Byline Bancorp, we would like to take this opportunity to thank our stockholders for their continued support.
Sincerely,

Roberto R. Herencia Executive Chairman of the Board and Chief Executive Officer	Alberto J. Paracchini President

Notice of Annual Meeting of Stockholders of Byline Bancorp, Inc.

Date and Time
June 3, 2025, at 8:30 a.m. CDT
Place
Virtually at
www.virtualshareholdermeeting.com/BY2025
Record Date
April 9, 2025
Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting. If there is an insufficient number of shares represented for a quorum, the meeting may be adjourned to permit further solicitation of proxies by the Company.

Items of Business
To elect the ten director nominees named in the accompanying Proxy Statement to the Board of Directors of the Company, each to serve until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in this Proxy Statement;
To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and
To consider such other business that may properly come before the Annual Meeting, or any adjournment thereof, by or at the direction of the Board of Directors.

Every Vote is Important

Internet Visit the website noted on your proxy card to vote online.	Telephone Use the toll-free telephone number on your proxy card to vote by telephone.	Vote by Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

A list of stockholders entitled to vote at the meeting will be available for inspection at the Company’s main office located at 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601 for a period of ten days prior to the Annual Meeting and will also be made available virtually at the Annual Meeting itself for examination by any stockholder upon request.
We are taking advantage of the Securities and Exchange Commission’s rules that allow companies to furnish proxy materials to stockholders via the internet. We sent a notice of internet availability of proxy materials (the “Notice”) to holders of our common stock as of the record date on or about April 21, 2025. The Notice describes how you can access our proxy materials, including this proxy statement, beginning on April 21, 2025.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY
WITH VOTING INSTRUCTIONS. YOU MAY VOTE BY TELEPHONE, VIA THE INTERNET OR BY MAIL.
BY ORDER OF THE BOARD OF DIRECTORS,
By
Chicago, Illinois April 21, 2025	Roberto R. Herencia Executive Chairman of the Board and Chief Executive Officer

PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2025
The enclosed proxy is solicited on behalf of the board of directors (the “Board of Directors” or the “Board”) of Byline Bancorp, Inc., a Delaware corporation (the “Company”, “Byline Bancorp” or “Byline”), which is a registered bank holding company that owns and operates Byline Bank (the “Bank”), for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 3, 2025 at 8:30 a.m. Central Daylight Time. This proxy statement (this “Proxy Statement”), together with the Notice of Annual Meeting and proxy card, is first being made available to stockholders on or about April 21, 2025.
Unless we state otherwise or the context otherwise requires, references in this Proxy Statement to “Byline,” “we,” “our,” “us,” “ourselves,” “the company” and “the Company” refer to Byline Bancorp, Inc., and its consolidated subsidiaries.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on June 3, 2025
Pursuant to the applicable rules of the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the internet. Accordingly, we sent a notice of internet availability of proxy materials to our stockholders. The Notice provides stockholders with instructions on how to access and review this Proxy Statement and our 2024 Annual Report online, as well as vote online. We, like many public companies, have determined that providing proxy materials electronically significantly reduces our printing and mailing costs associated with the distribution of printed copies of our proxy materials to our stockholders.
Stockholders who receive the Notice will not receive a printed copy of the proxy materials by mail unless you request one. All stockholders can access the proxy materials on the website referred to in the Notice or request to receive a printed set of them. Instructions on how to access the proxy materials via the Internet or to request printed copies may be found within the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
YOUR VOTE IS IMPORTANT
Please vote via the Internet, Telephone or Mail.
Internet: www.proxyvote.com
Telephone: 1-800-690-6903 and follow the instructions
If you are voting by mailing your proxy card, please mark, sign and date the proxy card when received and return it promptly in the self-addressed, stamped envelope that we have provided.

About the Meeting
What is the date, time and place of the Annual Meeting?
Our 2025 Annual Meeting of Stockholders will be held on Tuesday, June 3, 2025, beginning at 8:30 a.m., Central Daylight Time, virtually at www.virtualshareholdermeeting.com/BY2025.
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, consisting of:
(1)
the election of the ten director nominees named in this Proxy Statement to the Board of Directors of the Company, each to serve until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)
the approval of, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in this Proxy Statement;

(3)
the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

(4)
the consideration of such other business that may properly come before the Annual Meeting, or any adjournment thereof, by or at the direction of the Board of Directors.

Why did I receive a notice in the mail regarding the availability of proxy materials on the internet instead of a full set of proxy materials?
Pursuant to the applicable rules of the SEC, we have elected to provide access to our proxy materials via the internet. Accordingly, we sent a notice of internet availability of proxy materials to our stockholders. The Notice provides stockholders with instructions on how to access and review this Proxy Statement and our 2024 Annual Report online, as well as vote online. We, like many public companies, have determined that providing proxy materials electronically significantly reduces our printing and mailing costs associated with the distribution of printed copies of our proxy materials to our stockholders.
Stockholders who receive the Notice will not receive a printed copy of the proxy materials by mail unless you request one. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials via the internet or to request printed copies may be found within the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Who is entitled to vote at the Annual Meeting?
Only our stockholders of record at the close of business on April 9, 2025, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 46,226,562 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. As of the record date, there were 48,931,801 shares of common stock issued.
A list of stockholders will be available at our offices at 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601 for a period of ten days prior to the Annual Meeting and will also be made available virtually at the Annual Meeting itself for examination by any stockholder.
What are the voting rights of the holders of our common stock?
Holders of our common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval. Stockholders do not have cumulative voting rights.
Who can attend the meeting?
All stockholders as of the record date, or their duly appointed proxies, may virtually attend the Annual Meeting.

2   Byline Bancorp, Inc. 2025 Proxy Statement

About the Meeting
What constitutes a quorum?
The presence at the meeting, in person (virtually) or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of common stock on the record date will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. As of the record date, there were 46,226,562 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the Annual Meeting, either the Chairperson of the meeting or holders of a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.
What vote is required to approve each item?
The votes required to approve the matters to be presented at the Annual Meeting as listed in the Notice of the Annual Meeting are as follows:
•
For purposes of electing directors at the Annual Meeting, directors will be elected by a plurality of the votes of the shares present (virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Accordingly, the director nominees receiving the most votes of the holders of our common stock will be elected as directors.

•
For all other matters, including the approval of, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in this Proxy Statement; as well as the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, approval requires the affirmative vote of the holders of a majority of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

Pursuant to our By-laws, broker non-votes will not be counted as shares entitled to vote on such matters and will have no effect on the outcome of such matters. Votes cast “for” or “against” and abstentions with respect to such matters will be counted as shares entitled to vote on such matters. A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. On matters other than the election of directors, abstentions will have the effect of a vote “against” such matters.
The inspector of election for the Annual Meeting will determine the number of shares of common stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof.
Please note that if you hold your shares in “street name,” your bank, broker or other nominee will not be permitted to vote your shares on either Proposals 1 or 2 absent specific instructions from you. Therefore, it is important that you follow the voting instructions on the form that you receive from your bank, broker, or other nominee.
What are the Board’s recommendations?
Our Board of Directors recommends:
•
a vote FOR the election of all of the respective nominees for director named in this Proxy Statement;

•
a vote FOR the approval of, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in this Proxy Statement;

•
and a vote FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Unless contrary instructions are indicated on your proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted:
•
FOR the election of each of the respective nominees for director named in this Proxy Statement;

Byline Bancorp, Inc. 2025 Proxy Statement   3

About the Meeting
•
FOR the approval of, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in this Proxy Statement;

•
FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

•
in accordance with the recommendation of our Board of Directors, FOR or AGAINST all other matters as may properly come before the Annual Meeting. In the event a stockholder specifies a different choice by means of the proxy, such shares will be voted in accordance with the specification made.

How do I vote?
If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the proxy card contained in the proxy materials. Voting instructions are provided on the proxy card. The Notice also includes information about how to vote via the internet (at www.proxyvote.com) or via telephone (1-800-690-6903).
If you are a street name holder (that is, if you hold your shares through a bank, broker, or other holder of record), you must provide your voting instructions in accordance with the voting instruction form provided by your bank, broker, or other holder of record, who will then vote your shares on your behalf. The availability of telephone or internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process.
If you attend the Annual Meeting virtually, you can vote your shares at that time.
Can I change my vote?
Yes. The giving of a proxy does not eliminate the right to vote at the Annual Meeting should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, by (1) voting at the Annual Meeting, or (2) by filing a written revocation or duly executed proxy bearing a later date with our Corporate Secretary.
Who pays for costs relating to the proxy materials and Annual Meeting?
The costs of preparing, assembling, providing access to, and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers, and employees may solicit proxies personally and by telephone, email, and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees, and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing, if applicable.

4   Byline Bancorp, Inc. 2025 Proxy Statement

Stock Ownership
Security Ownership of Certain Beneficial Owners and Management
The following table shows information regarding the beneficial ownership of our common stock for the following:
•
each stockholder known by us to beneficially own more than 5% of our common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all directors and executive officers as a group.

•
All information is as of the record date, except as noted otherwise.

Beneficial ownership is shown as of April 9, 2025, and is based on 46,226,562 shares of our common stock outstanding as of April 9, 2025. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. A security holder also is deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date, such as through the exercise of options or warrants or the conversion of a security. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Except as otherwise indicated, the address for each stockholder listed below is c/o Byline Bancorp, Inc., 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601.
	Beneficial Ownership
Name of Beneficial Owners	Number	Percentage
Greater than 5% Stockholders:
MBG Investors I, L.P.(1)	11,835,145	25.60%
Estate of Daniel L. Goodwin(2)	4,307,266	9.25%
BlackRock, Inc.(3)	2,435,733	5.27%
Directors:
Phillip R. Cabrera	17,471	*
Antonio del Valle Perochena(1)	11,835,145	25.60%
Mary Jo S. Herseth	16,500	*
Margarita Hugues Vélez(4)	6,879	*
Steven P. Kent	85,875	*
William G. Kistner	14,836	*
Carlos Ruiz Sacristán	44,831	*
Pamela C. Stewart	6,336	*
Named Executive Officers:
Roberto R. Herencia**(5)	634,304	1.37%
Alberto J. Paracchini**(6)	207,799	*
Thomas S. Abraham(7)	62,282	*
Thomas J. Bell III(8)	96,406	*
Brogan M. Ptacin(9)	79,122	*
All directors and executive officers as a group (20 persons)	13,308,014	28.79%

*
Represents beneficial ownership of less than 1%

**
Also a Director of the Company

(1)
Mr. Antonio del Valle Perochena as general partner of MBG Investors I, L.P., possesses sole voting and investment power with respect to the shares held by MBG Investors I, L.P. and may be deemed the beneficial owner of such shares. Mr. del Valle

Byline Bancorp, Inc. 2025 Proxy Statement   5

Stock Ownership
Perochena owns 16.68% of the partnership interests of MBG Investors I, L.P. Mr. del Valle Perochena disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Shares as reported on Schedule 13G/A filed on February 13, 2025. The address for MBG Investors I, L.P. is 365 Bay Street, Suite 800, M5H 2V1 Toronto, Ontario, Canada.
(2)
Shares as reported on a Schedule 13G/A filed on November 11, 2024. The address for the Estate of Daniel L. Goodwin is 2901 Butterfield Road, Oak Brook, IL 60521.

(3)
Shares as reported on a Schedule 13G/A filed on January 31, 2024. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4)
Includes 3,083 shares of restricted stock that have not yet vested but over which the stockholder has voting power.

(5)
Includes shares held through the Roberto Herencia Inc. Defined Benefit Plan, as well as shares held through Mr. Herencia’s 401(k) Plan. Mr. Herencia has investment and voting power over the shares held by those plans. Includes 214,494 shares underlying options that are currently exercisable, and 135,448 shares of restricted stock that have not yet vested but over which the stockholder has voting power.

(6)
Includes 44,537 shares of restricted stock that have not yet vested but over which the stockholder has voting power.

(7)
Includes 16,262 shares of restricted stock that have not yet vested but over which the stockholder has voting power.

(8)
Includes 43,497 shares underlying options that are currently exercisable, and 26,992 shares of restricted stock that have not yet vested but over which the stockholder has voting power.

(9)
Includes 21,262 shares underlying options that are currently exercisable, and 14,755 shares of restricted stock that have not yet vested but over which the stockholder has voting power.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons owning more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of the Company’s equity securities. These same persons are also required to furnish us with copies of all such forms. Based solely on a review of the copies of the forms furnished to us, we believe that, with respect to the 2024 fiscal year, all required Section 16(a) filings were timely made, with the exception of the following:
(1)
An amended Form 3 was filed by Mr. Carlos Ruiz Sacristán, one of our Directors, on February 20, 2025, to include additional shares of Byline’s common stock beneficially owned by Mr. Ruiz Sacristán that were not reflected in the initial Form 3 as filed; and

(2)
A late Form 5 was filed by Mr. Steven P. Kent, one of our Directors, on March 4, 2025, to reflect the inadvertent sale of 375 shares on December 4, 2024, in Mr. Kent’s IRA by the IRA custodian, as described in the Form 4.

6   Byline Bancorp, Inc. 2025 Proxy Statement

Proposal 1	The Board recommends a vote FOR each nominee for Director
Election of Directors

The Governance and Nominating Committee of the Board of Directors is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. Each of our nominees currently serves as a Byline director, has consented to being named in this Proxy Statement and has agreed to serve if elected. If any nominee becomes unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominees as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unavailable or unwilling to serve.

The table below sets forth information regarding each nominee for director. Currently, each of our directors is elected annually to serve a one-year term.
Name	Age	Position	Director Since
Roberto R. Herencia	65	Executive Chairman and Chief Executive Officer	2013
Phillip R. Cabrera	72	Director	2013
Antonio del Valle Perochena	56	Lead Director	2013
Mary Jo S. Herseth	66	Director	2019
Margarita Hugues Vélez	54	Director	2022
Steven P. Kent	74	Director	2019
William G. Kistner	74	Director	2018
Alberto J. Paracchini	54	President and Director	2013
Pamela C. Stewart	68	Director	2023
Carlos Ruiz Sacristán	75	Director	2023
Information Regarding Nominees for Election
Roberto R. Herencia
Executive Chairman of the Board of Directors and Chief Executive Officer Age: 65 Director Since: 2013 Board Committees: Risk	Background
Roberto R. Herencia has served as Chairman of our Board of Directors since June 2013, and as Executive Chairman and Chief Executive Officer since February 12, 2021. He serves as a member of the Risk Committee. Mr. Herencia also serves as Executive Chairman of the board of directors of Byline Bank, and serves as a member of the Risk, Executive Credit, Trust, and Asset-Liability Committee (“ALCO”) Committees of Byline Bank. Mr. Herencia led the recapitalization of our predecessor, Metropolitan Bank Group, Inc., as President and Chief Executive Officer of BXM Holdings, Inc., a position he has held since November 2010. Prior to BXM Holdings, Inc., Mr. Herencia served as President and Chief Executive Officer of Midwest Banc Holdings, Inc. and spent 17 years with Popular Inc. as its Executive Vice President and as President of Popular Inc.’s subsidiary, Banco Popular North America. Mr. Herencia has also served as Chairman of the Board of Banner Corporation and its subsidiary, Banner Bank, since March 2016, and as Chairman of the board of directors of First BanCorp, and its subsidiary, FirstBank Puerto Rico since October 2011. Mr. Herencia previously served as an independent director of privately held SKBHC Holdings LLC, and its two subsidiary banks, American West Bank and First National Bank of Starbuck, from December 2010 to September 2015. Mr. Herencia also served on the Overseas Private Investment Corporation’s board of directors. Mr. Herencia holds a bachelor’s degree in finance from Georgetown University and an M.B.A. from the Kellogg School of Management at Northwestern University. Mr. Herencia’s qualifications include over 35 years of experience in the banking industry, having held senior roles in corporate, commercial, small business, problem asset restructuring and retail banking, as well as extensive experience with complex and distressed turnaround efforts, having executed over 17 mergers and acquisitions in his career.

Byline Bancorp, Inc. 2025 Proxy Statement   7

Proposal 1: Election of Directors
Phillip R. Cabrera
Age: 72 Director Since: 2013 Board Committees: Audit, Compensation, Governance and Nominating	Background
Phillip R. Cabrera has served on our Board of Directors since June 2013. He serves as member of the Audit, Compensation, and Governance and Nominating Committees. Mr. Cabrera also serves on the board of directors of Byline Bank, serves as the chair of the ALCO Committee, and as a member of the Audit, Compensation, Governance and Nominating, Executive Credit, and Trust Committees of Byline Bank. Since retiring from the McDonald’s Corporation in 2015, Mr. Cabrera has served as an advisor and consultant to Air Products and INDURA, Santiago, Chile, assisting management in identifying and remedying gaps in audit, treasury, governance and controls. Mr. Cabrera retired as Vice President and International Treasurer of McDonald’s Corporation in October 2015, where for 21 years he held varied executive roles. Prior to his tenure at McDonald’s, Mr. Cabrera was a Managing Director and Senior Partner in the Latin America Group of Continental Bank and served as President of Continental International Finance Corporation, a holding company for Continental Bank’s international equity investments, from 1993 to 1994. Mr. Cabrera also served on the board of directors of Institutional Cash Distributors, an internet broker of money funds, until it was sold to private equity in 2018. Mr. Cabrera currently serves as an Industry Advisor to McNally Capital. Mr. Cabrera previously served on the advisory board of Unibanco, Banco do Investimento do Brazil from 1982 to 1986. Mr. Cabrera holds a bachelor’s degree in business administration from Bradley University and a master’s degree in international management with a finance concentration from the Thunderbird School of Global Management and served in the U.S. Army. Mr. Cabrera’s qualifications include over 30 years of experience in corporate finance, corporate treasury and banking.
Antonio del Valle Perochena
Age: 56 Director Since: 2013 Lead Director since February 2021 Board Committees: Compensation (Chair), Governance and Nominating (Chair)	Background
Antonio del Valle Perochena has served on our Board of Directors since June 2013 and was appointed Lead Director in February 2021. He serves as the chair of the Compensation Committee, and as the chair of the Governance and Nominating Committee. Mr. del Valle Perochena also serves on the board of directors of Byline Bank, and serves as the chair of the Compensation Committee, and as the chair of the Governance and Nominating Committee of Byline Bank. Mr. del Valle Perochena has been the Chairman of the board of directors of Kaluz, S.A., which is the holding company for Orbia Advance Corporation, S.A.B. and Elementia, S.A., since September 2013 and has been the Chairman of the board of directors of Grupo Financiero Ve por Más, S.A. (BX+) since 2006. Prior to incorporating Kaluz and BX+, which are financial, industrial and construction enterprises, in 2003, Mr. del Valle Perochena worked at ING Group as Executive Vice President of Insurance and Pensions in Mexico from 1996 to 1999, and later as Director of New Projects of the direct banking business of the group, ING Direct, in Madrid, Spain from 1999 to 2001. Mr. del Valle Perochena has served as a director of Grupo Empresarial Kaluz since 2003 and as a director of Afianzadora Sofimex since 2004. Mr. del Valle Perochena holds a business administration degree and Masters in Management from Universidad Anáhuac. He also holds a Senior Management graduate degree at IPADE and a specialization in literature at the Iberoamericana University. Mr. del Valle Perochena’s qualifications include over 20 years of experience in the financial and business sectors.

8   Byline Bancorp, Inc. 2025 Proxy Statement

Proposal 1: Election of Directors
Mary Jo S. Herseth
Age: 66 Director Since: 2019 Board Committees: Risk	Background
Mary Jo S. Herseth has served on our Board of Directors since April 2019. She serves as a member of the Risk Committee. Ms. Herseth also serves on the board of directors of Byline Bank and serves as the chair of the Executive Credit Committee, and as a member of the Risk, Trust, and ALCO Committees of Byline Bank. Ms. Herseth has more than 37 years of banking experience and brings significant credit approval and policy expertise to the Board. Ms. Herseth retired as Senior Vice President and National Head of Banking of BMO Private Bank- U.S. in 2017, where she was responsible for BMO’s private banking line of business at a national level. Prior to BMO, Ms. Herseth was Market Executive for Illinois and Michigan for US Trust, a part of Bank of America. She spent most of her career at LaSalle Bank where she was Executive Vice President and Head of Wealth Management in addition to other senior roles in Wealth Management and Commercial Banking. Currently, Ms. Herseth is Chair of Dominican University Board of Trustees in River Forest, IL. She also serves as a Board member, co-chair of Governance Committee and a member of the Executive Committee of Thresholds, Inc. in Chicago, IL. Ms. Herseth received her Bachelor’s degree in Finance from Northern Illinois University, and her Master of Business Administration degree from Northwestern University’s J.L. Kellogg Graduate School of Management. Ms. Herseth is a recipient of the National Association of Women Business Owners corporate women of achievement for 2011.
Margarita Hugues Vélez
Age: 54 Director Since: 2022 Board Committees: Audit and Risk	Background
Margarita Hugues Vélez has served on our Board of Directors since April 2022. She serves as member of the Audit and Risk Committees. Ms. Hugues Vélez also serves on the board of directors of Byline Bank and serves as member of the Audit and Risk Committees of Byline Bank. She currently is the Corporate Director at Grupo Kaluz, S.A. de C.V., which is the holding company for Orbia, S.A.B. de C.V. (formerly known as Mexichem, S.A.B. de C.V.) and Elementia Materiales, S.A.B. de C.V. and Fortaleza Materiales, S.A.B. de C.V. (formerly known as Elementia, S.A.B. de C.V.). Ms. Hugues Vélez is also part of the Board of Directors of Grupo Financiero Ve por Más, S.A. de C.V. since April 2022, and on the Board of Directors of Grupo Pochteca, S.A.B. de C.V. since 2016, Grupo Jumex, S.A. de C.V. since 2019 and the Board of Trustees of Nacional Monte de Piedad, I.A.P. since 2022. Ms. Hugues Vélez’ professional career encompasses senior leadership positions in relevant companies, including her role as General Counsel and Head of Corporate Affairs at Grupo Modelo, S.A.B. de C.V., where she also was Secretary of the Board of Directors and the Committees under the Board, as well as a member of the Board of Directors at Crown Imports, LLC, the joint venture between Grupo Modelo and Constellation Brands. Ms. Hugues Vélez holds a law degree from Universidad Panamericana and has also worked in Mexican and international law firms.

Byline Bancorp, Inc. 2025 Proxy Statement   9

Proposal 1: Election of Directors
Steven P. Kent
Age: 74 Director Since: 2019 Board Committees: Risk (Chair), Audit, Compensation, and Governance and Nominating	Background
Steven P. Kent has served on our Board of Directors since June 2019, and serves as the chair of the Risk Committee, and as a member of the Audit, Compensation, and Governance and Nominating Committees. Mr. Kent also serves on the board of directors of Byline Bank and serves as the chair of the Risk and Trust Committees, and as a member of the Audit, Executive Credit, Compensation, Governance and Nominating, and ALCO Committees of Byline Bank. Mr. Kent served as Vice Chairman and a managing director of the Financial Services Group at Piper Sandler Companies (formerly Piper Jaffray Companies) until January 2021, where he focused on merger and acquisition advisory and capital market transactions for financial services companies. Prior to joining Piper Sandler in October 2015, Mr. Kent co-founded and served as President of River Branch Capital from March 2011 through its sale to Piper Jaffray in September 2015. At River Branch, Mr. Kent advised client banking companies on capital management, equity recapitalizations, merger & acquisition transactions and private equity executions where, in select instances, affiliates of River Branch acted as an investing principal. From August 1998 through March 2011, Mr. Kent was a managing director and co-head of the Chicago office of Keefe, Bruyette & Woods (“KBW”), a boutique investment bank and broker-dealer that specializes in the financial services sector. Prior to joining KBW, Mr. Kent was an executive officer with Robert W. Baird and Co. (“Baird”) for 16 years, where he led strategic planning, fixed income capital markets and structured finance, and headed the firm’s Financial Services Investment Banking practice. From 1973 to 1982, Mr. Kent was an executive officer at two Midwestern multibank holding companies focusing on strategic planning, bank and trust investment portfolio management, asset and liability management, and commercial and government guaranteed credit origination. From 2012 to 2018, Mr. Kent served as a director and member of the finance and nominating committees of IFF, a Midwest-focused Community Development Financial Institution (“CDFI”) certified by the U.S. Department of the Treasury, which serves as a mission-driven lender, real estate consultant and developer that helps communities thrive by creating opportunities for low-income communities and people with disabilities. In January 2019, Mr. Kent was elected to join the board of the Community Reinvestment Fund, USA (“CRF”), a CDFI with a mission-driven strategy headquartered in Minneapolis. In 2020, Mr. Kent was elected to be a founding director of Ignify Technologies, a Public Benefit Corporation formed by CRF to commercialize its Spark Technology Platform to integrate and digitize the small business lending ecosystem. In July 2023, Mr. Kent was elected to serve as an independent director of Ampersand,Inc., a privately held financial technology company.

10   Byline Bancorp, Inc. 2025 Proxy Statement

Proposal 1: Election of Directors
William G. Kistner
Age: 74 Director Since: 2018 Board Committees: Audit (Chair), Risk	Background
William G. Kistner has served on our Board of Directors since April 2018, and serves as the chair of the Audit Committee, and as a member of the Risk Committee. Mr. Kistner also serves on the board of directors of Byline Bank, and serves as the chair of the Audit Committee, and as a member of the Risk Committee of Byline Bank. Mr. Kistner retired from Northwestern Memorial HealthCare (NMHC) in 2018. He joined NMHC in 2004 and in 2006 was appointed Vice President of Internal Audit where he rebuilt the Internal Audit function, developed a coordinated risk assessment methodology and audit work plans based upon organizational needs. He coordinated Audit Committee meetings and reported results of audits and projects to management, the Audit Committee, and the Board. Prior to joining NMHC in 2004, Mr. Kistner worked at Ernst & Young, LLP for 31 years. He was a Tax Partner for 19 years in the Chicago office where he served a variety of clients. Currently Mr. Kistner serves on the Board of Trustees of Loyola University Chicago. He is Chair of the Audit Committee and serves on the Finance and Executive Committees. Also, he is a member of the Board of Directors and Treasurer of Erie Family Health Centers. He is Chair of the Finance Committee and serves on the Executive Committee. Mr. Kistner received his Bachelor of Business Administration degree in accounting from Loyola University Chicago, his Master of Management degree in finance from the Kellogg Graduate School of Management and is a registered Certified Public Accountant.
Alberto J. Paracchini
President Age: 54 Director Since: 2013 Board Committees: Risk	Background
Alberto J. Paracchini has served as President and Director of Byline Bancorp, Inc. and as Chief Executive Officer, President and Director of Byline Bank since June 2013. He serves as member of the Risk Committee of Byline Bancorp, Inc and also serves as a member of the Risk, Executive Credit and ALCO Committees of Byline Bank. Prior to Byline, Mr. Paracchini was a Principal at BXM Holdings, Inc., an investment fund specializing in community bank investments. Prior to BXM Holdings, Inc., Mr. Paracchini served as Executive Vice President of Midwest Bank & Trust and spent 16 years at Popular, Inc. where he held numerous leadership positions in its banking and mortgage subsidiaries including President and Chief Financial Officer of Popular Financial Holdings, CFO of E-Loan, an internet banking company and Chief Financial Officer and head of all operations and technology functions at Banco Popular North America. Mr. Paracchini serves on the Board of Directors of Kemper Corporation, Junior Achievement Chicago and Scale Link, a Community Development Financial Institution (CDFI). He is also a member of the Cook County Council of Economic Advisors and the Economic Club of Chicago. Mr. Paracchini holds a bachelor’s degree from Marquette University and an MBA, with honors, from the University of Chicago Booth School of Business.

Byline Bancorp, Inc. 2025 Proxy Statement   11

Proposal 1: Election of Directors
Pamela C. Stewart
Age: 68 Director Since: 2023	Background
Pamela C. Stewart has served on our Board of Directors since July 2023. Ms. Stewart also serves on the board of directors of Byline Bank and serves as a member of the Executive Credit Committee of Byline Bank. Ms. Stewart is an accomplished commercial real estate executive with over a decade of experience in key asset management positions. Ms. Stewart was formerly the Senior Vice President and Director of Asset Management for Inland National Development Company LLC, where she managed and provided operational and budgetary analysis and oversight for a diverse set of multi-million-dollar commercial real estate assets within a portfolio of ground-up multi-family, select-service hotels and retail and industrial properties. Prior to this position, she served in different corporate asset management roles at Inland, including Vice President of Transactions, as well as Vice President, Director of Corporate Asset Management. In these key corporate roles, she has been responsible for overseeing strategic commercial real estate acquisitions, dispositions and the successful redevelopment and adaptive reuse of distressed multifamily, commercial shopping centers and light industrial properties. Ms. Stewart has overseen the successful disposition of several multi-million-dollar corporate commercial real estate asset transactions. Additionally, she also has overseen important and profitable individual and team initiatives such as condominium conversions and reinvestments, as well as negotiated purchase and sale agreements, lender financing, commercial leases and broker listing agreements. Prior to her accomplishments in commercial real estate, she worked in the consumer products industry with Duracell USA, The Pillsbury Company and The Sara Lee Corporation. In each of these roles she was responsible for business development, marketing campaigns, strategic planning and managing a network of brokers and sales professionals. Ms. Stewart received her Bachelor of Science degree in business administration from Roosevelt University. She is a licensed Managing Real Estate Broker, and is a member of the International Council of Shopping Centers.
Carlos Ruiz Sacristán
Age: 75 Director Since: 2023 Board Committees: Risk	Background
Carlos Ruiz Sacristán has served on our Board of Directors since October 2023. He serves as member of the Risk Committee. Mr. Ruiz also serves on the board of directors of Byline Bank and serves as member of the Risk Committee of Byline Bank. He is currently a member of the Boards of Directors of: Southern Copper Corporation, a mining company; Constructora y Perforadora Latina, S.A. de C.V., a Mexican exploration and drilling company; Grupo Financiero Ve Por Mas, S.A., a Mexican bank; and the Diego Rivera and Frida Kahlo Museum. Mr. Ruiz Sacristán has held various distinguished positions in the Mexican government, the most recent being CEO of PEMEX, Mexico’s national oil company and was formerly the Secretary of Communications and Transportation of Mexico. Mr. Ruiz Sacristán was Chairman of the Board of Directors and Executive President of IEnova, the Mexican operating subsidiary of Sempra Energy from September 2012 to November 2018 and is currently a strategic advisor to the firm. He was Chief Executive Officer of Sempra North American Infrastructure Group from 2018 until September 2020. Mr. Ruiz Sacristán holds a bachelor’s degree in business administration from the Anáhuac University in Mexico City, Mexico, and a master’s degree from Northwestern University in Evanston, Illinois.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR UNDER PROPOSAL 1.

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Corporate Governance
Composition of Our Board of Directors
Our Board of Directors currently has ten members. Under our Amended and Restated Certificate of Incorporation and By-Laws, the number of directors constituting our Board of Directors is fixed from time to time by resolution of the Board of Directors. The Board met six times during 2024.
Board Leadership Structure and Qualifications
We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy making level in business, government, or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all stockholders.
When considering potential director candidates, our Board of Directors considers the candidate’s character, judgment, diversity, skills, including financial literacy, and experience in the context of our needs and those of the Board of Directors. Our Board also considers the candidate’s service on boards of other companies and whether such service would impair the candidate’s ability to perform responsibly all director duties for Byline.
Our Board of Directors does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Chairman of the Board. It is the Board of Directors’ view that rather than having a rigid policy, the Board of Directors, with the advice and assistance of the Governance and Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, Mr. Herencia holds the combined positions of Executive Chairman of the Board and Chief Executive Officer, while Mr. Paracchini is President of the Company, as well as President and Chief Executive Officer of Byline Bank. Also, Mr. del Valle Perochena has been the Lead Director of the Company since February 2021. We believe this current structure provides the appropriate level of oversight and management, and supports the execution of the Company’s strategic plan, specifically its growth strategy, as a leading commercial bank in the Chicago Metropolitan Area.
Board Diversity
Our Board believes that a range of experience, knowledge, and judgement, as well as a diversity of perspectives, geographic regions, gender, race, and national origin on the Board, enhances the overall effectiveness of the Board. At present, the overall diversity of our Board is 78%. Gender diversity accounts for 33% of the overall diversity, and race or ethnic diversity accounts for 67% of the overall diversity.
Director Independence
Under the rules of the New York Stock Exchange (“NYSE”), independent directors must comprise a majority of our Board of Directors. The rules of the NYSE, as well as those of the SEC impose several requirements with respect to the independence of our directors. Our Board of Directors has undertaken a review of the independence of each director in accordance with these rules. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that each of Phillip R. Cabrera, Antonio del Valle Perochena, Mary Jo S. Herseth, Margarita Hugues Vélez, Steven P. Kent, William G. Kistner, Pamela C. Stewart and Carlos Ruiz Sacristán do not have relationships that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable director independence rules. Our Board of Directors has determined that Messrs. del Valle Perochena, Cabrera and Kent also satisfy the heightened independence requirements for Compensation Committee members, and that Messrs. Kistner, Cabrera, Kent and Ms. Hugues Vélez also qualify as independent directors under the heightened independence requirements of Rule 10A-3 of the Exchange Act for members of the Audit Committee. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and certain other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

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Corporate Governance
In May 2024, in response to the 2024 proxy report issued by Glass Lewis, the Company submitted information to Glass Lewis which specifically addressed the independence of Mr. del Valle Perochena under the rules of the NYSE and the annual analysis and assessment conducted by the Board in evaluating director independence, as more particularly described below.
Each year the Board analyzes the independence of each of the Company’s directors, including Mr. del Valle Perochena, in detail. As general partner of MBG Investors I, L.P., Mr. del Valle Perochena possesses sole voting and investment power with respect to the shares held by MBG Investors I, L.P. and may be deemed the beneficial owner of such shares equivalent to 25.60% of the Company as of April 9, 2025. After analyzing the factors specific to Mr. del Valle Perochena, the Board determined that he does not have any relationship to the Company which is material to the director’s ability to be independent from management in connection with the duties of a Lead Director, the chair of the Compensation Committee, or the chair of the Governance and Nominating Committee. Further, through the Foreign National Commitments that Mr. del Valle Perochena entered into with the Board of Governors of the Federal Reserve System (the “Federal Reserve”), described in detail in the “Foreign National Commitment” section of this proxy statement, there are strict limitations applicable to him, and the companies controlled by him, with respect to entering into transactions with the Company and Byline Bank. The Board believes that these limitations support its determination that Mr. del Valle Perochena is independent under the rules of the NYSE.
Glass Lewis had raised a similar issue with respect to Mr. del Valle Perochena’s independence in its 2023 proxy report regarding the Company. In response, Mr. Herencia, the members of the Board’s Governance and Nominating Committee and the Company’s Chief Human Resources Officer met with representatives of Glass Lewis to discuss Glass Lewis’ concerns and to provide the Company’s perspective regarding Mr. del Valle Perochena’s independence, which perspective is provided in the immediately preceding paragraph. As a result of those discussions, we enhanced our disclosures in our 2024 Proxy Statement regarding director independence and board governance, including the fact that each of the Board Committees are structured specifically to have a majority of independent members, and that the Board and the Committees hold executive sessions, where there is an opportunity for independent directors to discuss any necessary topics.
Committees of Our Board of Directors
The standing committees of our Board of Directors consist of an Audit Committee, a Compensation Committee, a Governance and Nominating Committee and a Risk Committee. The responsibilities of these committees are described below. Our Board of Directors may also establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. The following table summarizes the current membership of each of the committees of the Board of Directors.
Byline Committees
	Audit	Compensation	Governance and Nominating	Risk
Roberto R. Herencia				●
Phillip R. Cabrera	●	●	●
Antonio del Valle Perochena		○	○
Mary Jo S. Herseth				●
Margarita Hugues Vélez	●			●
Steven P. Kent	●	●	●	○
William G. Kistner	○			●
Alberto J. Paracchini				●
Pamela C. Stewart
Carlos Ruiz Sacristán				●
● Member   ○ Chair

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Corporate Governance
Audit Committee
The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors, and risk assessment and risk management.
Members William G. Kistner (Chair) Phillip R. Cabrera Margarita Hugues Vélez Steven P. Kent Meetings in 2024 14
The Audit Committee’s duties and responsibilities include the following:
•
Appoints, evaluates, and determines the compensation of our independent auditors.

•
Reviews and approves the scope of the annual audit and quarterly reviews, the audit and quarterly review fees, any additional services provided by the independent auditors and the related fees, the financial statements, significant accounting policy changes, material weaknesses identified by outside auditors or the internal audit function and risk management issues.

•
Prepares the Audit Committee report for inclusion in our proxy statement for our annual meeting, and reviews regulatory reports before they are filed with the SEC.

•
Reviews disclosure controls and procedures, internal controls, internal audit function and corporate policies with respect to financial information.

•
Assists the Board of Directors in monitoring our compliance with applicable legal and regulatory requirements.

•
Oversees investigations into complaints concerning financial matters, if any.

•
Reviews other risks that may have a significant impact on our financial statements.

•
Annually reviews the Audit Committee charter and the Committee’s performance.

The Audit Committee works closely with management and our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding to engage outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee has adopted a written charter that among other things, specifies the scope of its rights and responsibilities. A copy of the Committee’s charter is available on our website at www.bylinebancorp.com under the “Corporate Governance Documents” tab.
The Audit Committee is composed solely of members who satisfy the applicable independence, financial literacy and other requirements of the NYSE for audit committees, and at least one of its members is an “audit committee financial expert” as defined by the rules of the SEC, which is Mr. Kistner. Messrs. Kistner, Cabrera, Kent and Ms. Hugues Vélez also meet the heightened independence requirements of Rule 10A-3 of the Exchange Act.

Byline Bancorp, Inc. 2025 Proxy Statement   15

Corporate Governance
Compensation Committee
The Compensation Committee sets and administers the policies that govern our executive compensation programs and is responsible for discharging the Board’s responsibilities relating to compensation of our executive officers and directors.
Members Antonio del Valle Perochena (Chair) Phillip R. Cabrera Steven P. Kent Meetings in 2024 5
The Compensation Committee’s duties and responsibilities include the following:
•
Reviews and approves the Company’s executive compensation structure, including salary, bonus, incentive and equity compensation.

•
Reviews and approves performance goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers.

•
Evaluates performance against the objectives established for the Chief Executive Officer and determines and approves, or recommends to the Board for approval, the compensation of the Chief Executive Officer based on its evaluation.

•
Makes recommendations to the Board with respect to the Company’s compensation plans that are subject to Board approval, discharges any responsibilities imposed on the Committee by any of these plans, and approves and recommends to the Board any new equity compensation plan or any material change to an existing equity compensation plan.

•
Reviews, approves and makes recommendations to the Board concerning the compensation of the non-employee directors of the Company.

•
Oversees and reviews periodically, as it deems appropriate, the administration of the Company’s employee benefits plans and any material amendments to such plans.

•
Reviews and recommends to the Board for approval the frequency with which the Company will conduct advisory votes on executive compensation, and review and evaluate the results of such advisory votes in the context of future decisions regarding executive compensation.

•
Reviews upon new hire or organizational change, the terms of employment, including compensation, reporting relationship, general duties and responsibilities, of the CEO or other executive officers of the Company.

•
Reviews and monitors matters related to human capital management, including Company culture, talent development, and other environmental, social and governance (ESG) matters.

•
Evaluates performance in relation to the Compensation Committee charter.

Under the Compensation Committee’s charter, the Compensation Committee may, at its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. In addition, it may delegate authority to the Executive Chairman and Chief Executive Officer to approve compensation applicable to non-executive level Company employees, provided that the Compensation Committee reviews and approves the Company’s compensation structures applicable to non-executive level employees on an annual basis.
In 2024, the Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) primarily to assist the Compensation Committee in determining and structuring executive compensation and to assess the market competitiveness of the Company’s executive compensation program. The Compensation Committee has annually

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Corporate Governance
engaged Pearl Meyer for these and related services since 2014. With respect to any advice provided to the Committee by Pearl Meyer, the Compensation Committee received a letter from Pearl Meyer addressing factors relevant to SEC and NYSE rules regarding independence and conflicts of interest. After considering the information provided by Pearl Meyer and other factors, no conflicts of interest with respect to Pearl Meyer were identified by the Compensation Committee, and the Compensation Committee concluded that Pearl Meyer was an independent consultant.
The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. A copy of the Committee’s charter is available on our website at www.bylinebancorp.com under the “Corporate Governance Documents” tab. The Compensation Committee is composed solely of members who satisfy the applicable independence requirements of the NYSE as they apply to members of compensation committees.
Governance and Nominating Committee
The Governance and Nominating Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Governance and Nominating Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters.
Members Antonio del Valle Perochena (Chair) Phillip R. Cabrera Steven P. Kent Meetings in 2024 3
The Governance and Nominating Committee’s duties and responsibilities include the following:
•
Identifies individuals qualified to be directors consistent with the criteria approved by the Board of Directors, subject to any waivers granted by the Board, and recommends director nominees to the full Board of Directors.

•
Develops and recommends to the Board standards to be applied in making determinations as to the absence of material relationships between the Company and a director.

•
Reviews and makes recommendations to the Board regarding Board compensation.

•
Oversees strategy and programs related to the Company’s ESG efforts.

•
Leads the Board of Directors in its annual performance review.

•
Takes a leadership role in shaping the corporate governance of our organization.

The Governance and Nominating Committee has adopted a written charter that among other things specifies the scope of its rights and responsibilities. A copy of the Committee’s charter, as well as a copy of the corporate governance guidelines is available on our website at www.bylinebancorp.com under the “Corporate Governance Documents” tab. The Governance and Nominating Committee is composed solely of members who satisfy the applicable independence requirements of the NYSE for governance and nominating committees.

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Corporate Governance
Risk Committee
The Risk Committee is responsible for overseeing our enterprise risk management policies, commensurate with our capital structure, risk profile, complexity, size and other risk related factors.
Members Steven P. Kent (Chair) Roberto R. Herencia Mary Jo S. Herseth Margarita Hugues Vélez William G. Kistner Alberto J. Paracchini Carlos Ruiz Sacristán Meetings in 2024 7
The Risk Committee’s duties and responsibilities include the following:
•
Monitor management’s assessment of the Company’s aggregate enterprise-wide risk profile.

•
Review and recommend to the Board the articulation and establishment of the Company’s risk tolerance and risk appetite.

•
Oversee risk management infrastructure, profile, and critical risk management policies, including the charter of the Risk Management Committee.

•
Oversee the engagement and performance of independent loan reviews.

•
Evaluate management’s activities with respect to capital planning, including stress testing and compliance with risk-based capital standards.

•
Provide input regarding the Chief Risk Officer’s performance and the adequacy of the Bank’s risks management functions.

The Risk Committee has adopted a written charter that specifies, among other things, the scope of its rights and responsibilities. A copy of the Committee’s charter is available on our website at www.bylinebancorp.com under “Corporate Governance Documents” tab.
In addition to the committees described above, the Board of Directors of Byline Bank also has an Executive Credit Committee, a Trust Committee, and an ALCO Committee. The Executive Credit Committee provides oversight of our credit risk management function. This Committee oversees the risk appetite, the development of policies, practices and systems for measuring credit risk and monitors the performance and quality of our credit portfolio. Ms. Herseth is Chairperson of the Executive Credit Committee, and the Committee’s other members include Messrs. Herencia, Paracchini, Kent, Cabrera and Ms. Stewart. The Trust Committee provides oversight in implementing policies for the Bank’s Wealth Management and Trust department, as well as practices and controls sufficient to promote high quality fiduciary administration. Mr. Kent is the Chairman of the Trust Committee, and the Committee’s other members include Messrs. Cabrera, Herencia and Ms. Herseth. The ALCO Committee provides oversight of the Asset and Liability Management function. Mr. Cabrera is the Chairman of the ALCO Committee, and the Committee’s other members include Messrs. Herencia, Kent, Paracchini and Ms. Herseth.
Board Oversight of Risk Management
Our Board of Directors believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board of Directors, both directly and through its committees, including the Risk Committee, is responsible for overseeing our risk management processes, with each of the committees of our Board of Directors assuming a different and important role in overseeing the management of the risks we face.
The Risk Committee of our Board of Directors oversees our enterprise-wide risk management framework, which establishes our overall risk appetite and risk management strategy and enables our management to understand, manage and report on the risks we face, including our asset-liability, interest rate, liquidity and data privacy/cyber security risks, among other types of risks. Our Risk Committee also reviews and oversees policies and practices established by management to identify, assess, measure and manage key risks we face, including the risk appetite metrics developed by management and approved by our Board of Directors. The Audit Committee of our Board of Directors is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting) and engaging as appropriate with our Risk Committee to assess our enterprise-wide risk framework. The Compensation Committee of our Board of Directors has primary responsibility for risks and exposures associated

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Corporate Governance
with our compensation policies, plans and practices, regarding both executive compensation and the general compensation structure. Our Compensation Committee, in conjunction with our Chief Executive Officer, President, Chief Human Resources Officer and other members of our management as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk taking by our employees. The Governance and Nominating Committee of our Board of Directors oversees risks associated with the independence of our Board of Directors and potential conflicts of interest.
Our senior management is responsible for implementing and reporting to our Board of Directors regarding our risk management processes, by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis. Our senior management is also responsible for creating and recommending to our Board of Directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.
The role of our Board of Directors in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer, President, Chief Financial Officer, Chief Risk Officer, Chief Accounting Officer, Corporate Secretary, and the other members of senior management having responsibility for assessing and managing our risk exposure, and our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.
Stockholder Engagement and Communicating with Our Board
We believe in proactive and transparent communication and engagement with our stockholders to promote an understanding of the values we maintain, our governance framework, the decisions we make and how me make them, our business strategy and our financial performance, and we welcome receiving communications from our stockholders regarding these matters. Generally, the Board relies on the Chief Executive Officer and other executive officers to interact with stockholders, and management is generally responsible for managing our corporate communications and investor relations activities. Throughout the year, our Chief Executive Officer, President and Chief Financial Officer regularly interact with significant stockholders regarding our performance, business strategy and other corporate matters. From time to time, it may be appropriate for one or more of our non-executive directors to speak or meet with stockholders. Any such communication would occur under the direction and oversight of the Chief Executive Officer.
Stockholders may contact the Board, or any committee of the Board about matters specific to the Board’s and/or its committees’ oversight responsibilities. Written correspondence may be directed to the Board of Directors at Byline Bancorp, Inc., Attention: Corporate Secretary, 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601. Inquiries from stockholders directed to the Board will be received and processed by the Corporate Secretary before being forwarded to the Board, the appropriate Committee or a particular director as designated in the communication.
Director Attendance at Our Annual Meeting and Board Meetings
While we do not have a formal policy regarding our directors’ attendance at the Company’s annual and special meetings, our Board expects each director to attend, either in person or remotely via conference call, the Company’s Annual Meeting of Stockholders each year, absent extenuating circumstances. All our directors serving on the Board in 2024 at that time attended our 2024 annual meeting. We currently anticipate that all our directors will attend the Annual Meeting. During 2024, each of our directors attended at least 90% of the meetings of the Board and Board committees on which they served.
Nominee Recommendations by Stockholders
Stockholders wishing to recommend persons for consideration by the Governance and Nominating Committee as nominees for election to the Board of Directors can do so by writing to the Governance and Nominating Committee at Byline Bancorp, Inc., Attention: Corporate Secretary, 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601. Recommendations must include the proposed nominee’s name, biographical data and qualifications as well as a written statement from the proposed nominee consenting to be named as a nominee and, if nominated

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Corporate Governance
and elected, to serve as a director. If all necessary information is provided, the Governance and Nominating Committee will then consider the candidate and the candidate’s qualifications in the same manner as prospective nominees that are identified by the Committee. The Governance and Nominating Committee may contact the stockholder making the nomination to discuss the candidate’s qualifications and the reasons for it.
Any stockholder seeking to nominate persons for election to our Board of Directors must comply with our procedures for stockholder nominations described under the heading “Stockholder Proposals.”
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is currently or was previously an officer or employee of Byline or Byline Bank. In addition, none of our executive officers serves or has served as a member of the board of directors, Compensation Committee or other board committee performing equivalent functions of any company or other entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.
Insider Trading Policies and Procedures
Our Board of Directors has adopted an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale or other disposition of our securities by our Directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable NYSE listing standards. While not specifically covered by the Insider Trading Policy, it is our policy to comply with insider trading laws, rules and regulations, and any applicable NYSE listing standards, when engaging in transactions in Byline securities. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our 2024 Annual Report on Form 10-K and is also available on our website at www.bylinebancorp.com under the “Corporate Governance” tab.
Code of Business Conduct and Ethics
Our Board of Directors has adopted a code of business conduct and ethics (the “Code of Ethics”) that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer and principal accounting officer and persons performing similar functions. Our Board has also adopted a Code of Ethics for Financial Officers. A copy of each code is available, without charge, upon written request to Corporate Secretary, Byline Bancorp, Inc., 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601 and on our website at www.bylinebancorp.com under the “Corporate Governance Documents” tab. If we amend or grant any waiver from a provision of our Code of Ethics that applies to our executive officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law, including by filing a Current Report on Form 8-K.

20   Byline Bancorp, Inc. 2025 Proxy Statement

Director Compensation
Byline Bancorp, Inc. Director Compensation Program
Our director compensation program provides that each non-employee director receives an annual cash retainer of $115,000 for their service as a member of our Board of Directors, a portion of which may be paid in shares of restricted common stock at the director’s election. In addition, committee members and committee chairpersons receive the following additional cash retainers:
•
$5,000 for each member of the Audit Committee, the Risk Committee and/or the Bank’s Executive Credit Committee;

•
$15,000 for the Chair of the Audit Committee;

•
$7,500 for the Chair of the Compensation Committee;

•
$7,500 for the Chair of the Governance and Nominating Committee;

•
$10,000 for the Chair of the Risk Committee;

•
$15,000 for the Chair of the Bank’s Executive Credit Committee;

•
$3,750 for the Chair of the Bank’s Trust Committee;

•
$3,750 for the Chair of the Bank’s ALCO Committee; and

•
$25,000 for the Lead Director.

Under our director compensation plan, the annual cash retainer fees for directors, committee chairs and committee members are paid in twelve (12) equal monthly installments on the last day of each month, and newly appointed directors will be paid on a pro rata basis in relation to the time served. Directors may elect to receive up to 100% of the dollar amount of the annual board retainer in shares of our common stock to be issued pursuant to the Byline Bancorp, Inc. 2017 Omnibus Incentive Compensation Plan.
We also reimburse all directors for reasonable and substantiated out-of-pocket expenses incurred in connection with the performance of their duties as directors. We provide insurance policies for directors and officers and will indemnify directors to the fullest extent provided under Byline’s Certificate of Incorporation and By-laws as in effect from time to time.
Directors agree, in connection with their service as directors, that they will not, without the prior consent of Byline, directly or indirectly, provide any material services to any other banking entity which competes in any material respect with Byline and its subsidiaries as long as they serve as a director of Byline (other than services disclosed in writing).
Notwithstanding the above, any director who is also an officer of Byline shall not receive any additional compensation for serving in such capacity.

Byline Bancorp, Inc. 2025 Proxy Statement   21

Director Compensation
2024 Director Compensation
The following table lists the individuals who served on our Board of Directors in 2024 and the compensation received for their service as directors in 2024, other than with respect to Mr. Herencia, our Executive Chairman and Chief Executive Officer, and Mr. Paracchini, our President, whose compensation as officers of the Company is detailed in the Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement. All compensation paid to directors is for their service to both the Byline Board of Directors and the Byline Bank Board of Directors.
	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Phillip R. Cabrera	122,375	—	122,375
Antonio del Valle Perochena	145,333	—	145,333
Mary Jo S. Herseth	128,625	—	128,625
Margarita Hugues Vélez(1)	57,700	68,998	126,698
Steven P. Kent	132,375	—	132,375
William G. Kistner	120,125	—	120,125
Pamela C. Stewart	91,014	—	91,014
Carlos Ruiz Sacristán	112,264	—	112,264

(1)
Ms. Hugues Vélez elected to be paid a portion of the remaining outstanding 2024 fee in shares, 60% ($68,998 or 3,083 restricted shares). The shares for Ms. Hugues Vélez were awarded on June 4, 2024, with a fair market value on the date of grant of  $22.38 per share and will vest on June 3, 2025.

Director Stock Ownership and Retention Policies
In an effort to align the financial interests of our directors with those of our stockholders and to promote our long-term business objectives, non-employee directors are subject to certain stock ownership and retention requirements pursuant to the policy established by our Board and administered by the Compensation Committee.
Under the ownership policy, our non-employee directors are expected to accumulate shares of our common stock to meet the applicable ownership level within five years of their election or appointment. It is expected that they will acquire the required ownership level by retaining ownership of their equity compensation from the Company. Until the required level is achieved, the individual must retain at least 50% of his or her vested full value shares received as equity compensation.
Our non-employee directors are required to own a minimum number of shares of our common stock with an aggregate value equal to three times the amount of the Board retainer under our director compensation program.

22   Byline Bancorp, Inc. 2025 Proxy Statement

Human Capital, Governance and Community Engagement
At Byline, we are a bank that believes in putting our name behind everything we do and we’re here to roll up our sleeves and help our customers write their stories. Our #1 core value, reflected in our “Things That Matter,” is our People, all of whom are encouraged to live out a shared purpose of making people’s lives better, helping businesses thrive, and strengthening the communities we serve. We believe purpose driven leadership facilitates progress in achieving a dynamic and inclusive workforce and in driving performance. We are dedicated to attracting, retaining, and developing top talent to accomplish our long-term strategy which is critical to our success.
As of December 31, 2024, we had 1,027 employees (1,017 full time, and 10 part time) in locations primarily across the Chicagoland and greater Milwaukee, Wisconsin areas.
Governance and Oversight
Our Board of Directors and executive management team are committed to executing on our long-term vision. Our Board members are accomplished leaders from diverse backgrounds, bringing the perspectives, skills, and experience necessary to use independent judgment that will effectively challenge and drive continued success. Our Board members oversee our corporate strategy and set the tone for our culture, values and high ethical standards, and, through its Committees, holds management accountable for results. The Compensation Committee reviews and monitors matters related to human capital management, including compensation and benefits, Company culture, talent development, employee engagement and other environmental, social and governance programs and initiatives.
Total Rewards
At Byline Bank we recognize that our most valuable resource is our People. We strive to become an employer of choice and many of our advantages are found in our four Total Rewards pillars: Pay; Benefits, Health and Wellness; Work-Life Harmony; and Professional Development.
Pay
We believe our compensation strategy supports our core principles and provides every employee with a competitive compensation package that fairly reflects their individual contributions to Byline. We offer a compensation package which includes base pay, short-term incentives (annual cash bonuses, commissions plans, and referral incentives) and long-term incentives (equity-based compensation) for applicable roles. Our approach seeks to ensure our compensation elements are competitive and market driven. In our commitment to transparency, our job architecture and paygrade structure is communicated to all employees.
Benefits, Health and Wellness
We believe that our benefits package not only attracts top talent but also fosters a positive and engaged workforce. We provide comprehensive health insurance plans, a 401(k) retirement savings plan with an employer match, and an Employee Stock Purchase Plan. Additionally, employees have access to resources and information to help with financial planning, mental health and wellbeing, and personal, family and life issues. We provide tuition reimbursement and a student loan repayment program. We offer wellness programs, an adoption and surrogacy assistance program, as well as cover fertility planning services within the healthcare plans, and provide up to 12 weeks of paid parental leave for employees. We have carefully designed the offerings to be progressive to meet the diverse needs of our workforce and that support their personal and professional lives. By investing in our employees, we seek to create an environment where everyone can thrive.
Work-Life Harmony
Eligible employees are provided generous paid time off and eleven paid federal holidays, and one floating Cultural Holiday to observe a holiday of personal significance.
Our work-life philosophy is to lead with flexibility. We offer our non-branch employees the opportunity to work either fully remote or hybrid based on the expectations of their role. We believe this level of flexibility to be a competitive advantage to attracting and retaining talent within and outside of our market.

Byline Bancorp, Inc. 2025 Proxy Statement   23

Human Capital, Governance and Community Engagement
Professional Development Opportunities
We recognize the critical importance of providing career development and advancement opportunities for all employees and we provide a variety of formal and informal development opportunities to help employees grow in their current roles and build new skills.
To date, over 125 senior leaders have attended the Byline Leadership That Matters program, and we have made additional investments in the Management That Matters program which focuses on enhancing core management skills. All employees have access to development resources for each of the four behavioral competencies expected of all Byline employees in the annual performance management process: Valuing Differences, Collaborating for Results, Delivering Customer Focused Solutions, and Continuous Improvement. We believe one example of our success in this effort is our ability to fill vacancies from within. During 2024, approximately 29% of our position postings were filled internally. We encourage our team members to pursue educational opportunities that will help improve performance and professional development.
Our Board of Directors oversees the succession planning for executive management on an annual basis. Key development is identified through formalized assessments for leadership, business, and executive role-based skills. Succession candidates create development plans that are continually updated.
Employee Recognition, Engagement and Inclusion
We seek to leverage our current workforce and prominent community outreach efforts to further enhance our engagement in four key areas:
◦
Workforce—Promoting representation at all levels and in all areas and business lines of the Bank, with attention on recruiting, developing, and retaining high performing talent and focusing on engagement and employee recognition.

◦
Workplace—Creating a culture where everyone brings their authentic self to work and knows that their unique background, ethnicity, experiences, perspective, and contribution serve to strengthen the Bank.

◦
Community—Building meaningful, supportive relationships in the communities we work.

◦
Marketplace—Providing greater accessibility to banking products, services, and education to minority-owned small businesses (“SMB”) and SMBs in low-and moderate-income areas.

Our employee resource groups (“ERG”) were formed to support development, engagement and inclusion across the organization, and are open to all employees. Overall diversity is measured as all females and males who are racially or ethnically diverse. Our diversity metrics for 2024 are as follows:
*
Defined as gender and racial/ethnic diversity, as disclosed. Data as of December 31, 2024.

24   Byline Bancorp, Inc. 2025 Proxy Statement

Human Capital, Governance and Community Engagement
Community Engagement
We are committed to helping the local communities in which we live and work, grow and thrive, today and into the future. Throughout the year, employees make a positive impact in their local communities and have found a multitude of special ways to volunteer and give back. During 2024, Byline made and/or supported:
As of December 31, 2024.
Fair Employment Practices
Byline Bank is proud to be committed to maintaining a diverse workforce and an inclusive work environment. We are an Equal Opportunity / Affirmative Action employer. All qualified applicants will receive consideration for employment without regard to their actual or perceived race, color, religion, national origin, ancestry, marital or civil union status, sex, gender, pregnancy, age, citizenship status, disability, military or veteran status, gender identity, expression or preference, sexual orientation, genetic information, order of protection status or any other characteristic protected by law. We are committed to providing reasonable accommodations for qualified individuals with disabilities and disabled veterans in our job application procedures. At Byline, our hiring decisions are based on merit, qualifications, and business needs.
Discrimination & Sexual Harassment in the Workplace
Byline Bank prohibits any form of unlawful discrimination, sexual harassment or other forms of harassment in the workplace. We believe that our employees should be able to work in an atmosphere free from all forms of harassment. Our policies regarding equal employment opportunity, discrimination, sexual harassment, and harassment are included in our Employee Handbook. All employees are required to review and acknowledge these policies in our Handbook annually. In addition, all employees are required to complete training regarding workplace discrimination, sexual harassment, and other forms of harassment annually.

Byline Bancorp, Inc. 2025 Proxy Statement   25

Proposal 2	The board recommends a vote FOR this proposal
Approval of, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in this Proxy Statement

This proposal provides our stockholders the opportunity to cast a non-binding advisory vote to approve our executive compensation known as “Say-on-Pay” at the Annual Meeting. We have historically been regularly connected to our largest investors. As we continue to evolve, we intend to broaden our stockholder engagement efforts and facilitate open and ongoing dialogues with key stakeholders to help ensure that we have a regular pulse on investor perspectives. We will continue to consider the feedback we receive from our major stockholders as well as the outcome of Say-on-Pay votes when making compensation decisions regarding our named executive officers (“NEOs”). Our next Say-on-Pay vote is expected to occur at our 2026 annual meeting of stockholders.
As required pursuant to Section 14A of the Exchange Act, we are providing stockholders with an opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. As discussed above, although this vote is advisory and thus non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of this Say-on-Pay vote when evaluating our compensation philosophy, policies and practices.

Executive Compensation
The Company believes that its compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay-for-performance and are strongly aligned with the long-term interests of stockholders. As more fully set forth under “Executive Compensation—Compensation Discussion & Analysis,” the Compensation Committee has taken a number of actions in recent years to further strengthen the Company’s compensation philosophy and objectives and the percentage of the compensation of senior executives which is “at risk.” As always, the Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.
Stockholders are encouraged to carefully review the “Executive Compensation—Compensation Discussion & Analysis” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program. Because this stockholder vote is advisory, it will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
The Board has authorized a stockholder vote on the compensation of the Company’s named executive officers as reflected in the Compensation Discussion & Analysis, including the disclosures regarding named executive officers compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a Say-on-Pay proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:
“Resolved, that the stockholders of Byline Bancorp, Inc. approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this Proxy Statement for the 2025 Annual Meeting of Stockholders.”

26   Byline Bancorp, Inc. 2025 Proxy Statement

Proposal 2: Approval of, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in this Proxy Statement
Required Vote
The approval of, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in this Proxy Statement requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will not be counted as shares entitled to vote on the proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF,
ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

Byline Bancorp, Inc. 2025 Proxy Statement   27

Proposal 3	The board recommends a vote FOR this proposal
Ratification of Independent Registered Public Accounting Firm

Under its charter, the Audit Committee has the sole authority to appoint or replace our independent registered public accounting firm, subject to stockholder ratification, and has direct responsibility for the compensation and oversight of such firm. Our independent registered public accounting firm for the fiscal year ended December 31, 2024 was Moss Adams LLP (“Moss Adams”) and the Audit Committee has engaged Moss Adams for the fiscal year ending December 31, 2025.

The Board is submitting for ratification by our stockholders at the Annual Meeting the appointment of Moss Adams as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Moss Adams has served as our independent auditor since 2013. In considering the reappointment of Moss Adams for 2025, the Audit Committee reviewed, among other considerations, the quality of services provided, both historically and in connection with the most recent audit; Moss Adams’ capability and expertise, particularly with respect to the financial services industry and its resources; the communication and interaction by Moss Adams’ audit team with the Audit Committee and management; the firm’s independence, objectivity and professional skepticism; and the appropriateness of Moss Adams’ fees.
The Board has invited representatives of Moss Adams to be present at the Annual Meeting and expects that they will attend. If present, these representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.
Fees Paid to Moss Adams LLP
The following is a summary and description of the aggregate fees for professional services provided by Moss Adams LLP to Byline and its subsidiaries for the fiscal years ended December 31, 2024, and 2023, as well as all out-of-pocket costs incurred in connection with these services that were billed to us.
	2024	2023
Audit Fees	$1,122,500	$1,207,000
Audit-Related Fees	$24,500	$23,000
Total	$1,147,000	$1,230,000
Audit Fees.   Audit fees consist primarily of fees and expenses for the audits of our annual consolidated financial statements as well as the review of interim condensed consolidated financial information included in the reports we filed with the SEC. Also included are fees for services normally provided by an independent auditor in connection with statutory and regulatory filings. Audit fees for 2024 includes consent procedures related to the filing with the SEC of a registration statement on Form S-4.
Audit-Related Fees.   Audit-related fees consist of fees related to the audit of the financial statements of our 401(k) Plan.

28   Byline Bancorp, Inc. 2025 Proxy Statement

Proposal 3: Ratification of Independent Registered Public Accounting Firm
Audit Committee Preapproval Policies and Procedures
All of the fees and services described above under “audit fees” and “audit-related fees” were pre-approved by the Audit Committee. Pursuant to its charter, the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent public accounting firm. These services may include audit services, audit-related services, tax services and other services. In connection with the pre-approval of any permissible tax services or services related to internal control over financial reporting, the Audit Committee charter provides that the Audit Committee will discuss with the independent public accounting firm the potential impact on the firm’s independence in providing such services. Any pre-approval is subject to receipt of details as to the service or category of services to be provided and the provision of supporting documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.
Required Vote
The ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will not be counted as shares entitled to vote on the proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2025 FISCAL YEAR.

Byline Bancorp, Inc. 2025 Proxy Statement   29

Report of the Audit Committee
The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and is composed of directors that are “independent” as defined under the NYSE corporate governance listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee operates under a written charter approved by the Board of Directors and held 14 meetings during fiscal year 2024. A copy of the charter is available on our website at www.bylinebancorp.com under the “Corporate Governance Documents” tab.
Management is responsible for the Company’s internal control over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the activities of the Company’s internal audit function. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees and others of concerns on questionable accounting and auditing matters.
In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the 2024 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management.
Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include Byline’s 2024 audited consolidated financial statements in our Annual Report on Form 10-K for fiscal 2024 filed with the SEC.
This report is submitted on behalf of the current members of the Audit Committee:
William G. Kistner (Chair)
Phillip R. Cabrera
Steven P. Kent
Margarita Hugues Vélez
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

30   Byline Bancorp, Inc. 2025 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion & Analysis (“CD&A”) explains our executive compensation program for our named executive officers (“NEOs”) listed below. This CD&A also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2024.
Named Executive Officer	Principal Position
Roberto R. Herencia	Executive Chairman and Chief Executive Officer
Alberto J. Paracchini	President
Thomas J. Bell III	Executive Vice President, Chief Financial Officer and Treasurer
Thomas S. Abraham	President, Byline Small Business Capital
Brogan M. Ptacin	Executive Vice President, Head of Commercial Banking
EXECUTIVE SUMMARY
2024 Performance Highlights
Byline executed its strategy well throughout 2024 with strong financial and operational performance despite an operating environment characterized by moderating short-term interest rates, a higher cost of living, the uncertainty of an election year, and persistent geopolitical tensions. We stayed focused on supporting our customers and communities and, thanks to the hard work and dedication of our employees, we grew customer relationships, achieved balanced growth, maintained profitability and continued to deliver value for our stockholders. We delivered positive operating leverage as a result of increased revenues of 5.2% while continuing to invest in our business.
Key financial and strategic highlights for 2024 included:
•
Net income of  $120.8 million, or $2.75 per diluted share

•
Pre-tax pre-provision return on average assets of 2.05%(1)

•
Return on average assets 1.31%

•
Return on average tangible common equity 14.85%(1)

•
Efficiency ratio of 52.45%

(1)
Represents non-GAAP financial measure. For further discussion regarding, and a reconciliation of, our non-GAAP to GAAP financial measures, see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures” in our Annual Report on Form 10-K filed with the SEC on February 28, 2025.

We continue to take a prudent and disciplined approach to expense management to drive full-year positive operating leverage, while investing in the future. We are balancing continuous improvements and investments for growth, in addition to balancing physical branch presence with our digital offerings.

Byline Bancorp, Inc. 2025 Proxy Statement   31

Executive Compensation
Good Compensation Governance
The program is built on a foundation of best-in-class compensation governance practices and policies:
What We Do	What We Don’t Do

Pay for Performance
•
We base our annual incentive compensation programs on the achievement of corporate and individual performance measures that are tied directly to our business strategy.

•
We link a significant portion of compensation to performance using short-term (cash) and long-term (equity) compensation.

Emphasize Long term Performance
•
Equity programs reward performance over a three-year time horizon.

Equity Awards
•
We grant equity awards that have “double trigger” equity vesting provisions upon a change in control.

Stock Ownership Commitment
•
Our stock ownership policy ensures that our executive officers and directors own an appropriate amount of our common stock, which aligns their interests with our stockholders.

Clawbacks
•
As required under the rules of the SEC and the NYSE, our updated policy requires the recoupment of any excess incentive compensation paid to our executive officers if we are required to restate our financial statements due to material noncompliance with any financial reporting requirement under applicable securities laws.

•
The policy also provides for Compensation Committee discretion to recoup certain awards in the event it finds that any of our executive officers and certain other covered employees have committed a significant legal or compliance violation in connection with the officer’s employment, including fraud, material misconduct, and/or a violation of our corporate policies or Code of Ethics.

Risk Management
•
Our compensation plans are evaluated annually by our risk management professionals and our Compensation Committee, as part of its effort to ensure our compensation plans do not encourage imprudent risk taking.

•
We employ a variety of performance metrics to deter excessive risk-taking by elimination any incentive focus on a single performance goal.

•
We have built in appropriate levels of discretion to adjust incentive payouts if results are not aligned with credit quality, regulatory compliance, or leading indicators of future financial results.

Compensation Benchmarking
•
We use a defined peer group for benchmarking, and the Compensation Committee periodically reviews the peer group to ensure the peer companies remain relevant and appropriate.

Engage Independent Advisor
•
The Compensation Committee uses the services of an independent compensation consultant.

No Hedging or Pledging of Company Stock
•
We have a policy that prohibits all executive officers and directors from entering into any transaction designed to hedge or offset changes in the market value of our stock. The policy also prohibits holding our stock in a brokerage margin account or pledging our stock as collateral for a loan.

No Extensive Use of Employment Agreements
•
We limit the use of employment agreements to our Executive Chairman and CEO, President, CFO, and the President of our Small Business Capital business unit.

No Significant Perquisites
•
We do not provide significant perquisites to our executive officers.

No Golden Parachute Tax Gross-ups
•
We do not allow for tax gross-ups under employment agreements or other severance plans.

No Multiyear Compensation Guarantees
•
Our employment agreements and compensation plans generally do not provide for any multiyear compensation guarantees.

No Unearned Dividends Paid
•
We accrue dividends on performance based restricted stock awards during performance periods, but the dividends are not paid until the award vests.

32   Byline Bancorp, Inc. 2025 Proxy Statement

Executive Compensation
As we continue to grow profitably and strategically, the Compensation Committee will review and adjust the design of the executive compensation program to ensure it remains aligned with our business objectives, talent strategy and market practices.
2024 Executive Compensation Program At-A-Glance
The objective of our executive compensation program is to attract, retain, and motivate leaders who are committed to executing on our business strategy and creating long-term value for our stakeholders. To help us achieve these objectives, the Compensation Committee has designed an executive compensation program that consists of fixed and variable pay elements in the form of base salaries, annual short-term cash and long-term equity incentives. Our executive compensation program emphasizes performance-based compensation and is designed to tie directly to the drivers of value creation for the Company’s stockholders, as generally summarized below.
Key Elements
Pay Element	Form	Performance Metric
Base Salary	Cash	• Base salary is set at market-competitive levels
Short-Term Incentives	Cash	• 80% Corporate Financial Performance (Corporate Scorecard) • 20% Individual Performance
Long-Term Incentives	50% Performance Shares	• Total Stockholder Return (TSR) and return on assets (ROA), weighted equally, over a three-year period, measured against the KBW Regional Bank Index (KRX).
	50% Restricted Shares	• Continued employment over a three-year vesting period
Consistent with the design of our program summarized above, the Compensation Committee made the following executive compensation decisions for fiscal year 2024:
•
Base Salaries:   The Compensation Committee approved base salary increases for Messrs. Herencia (4.6%), Paracchini (4.1%), Bell (14.5%), Abraham (2.2%), and Ptacin (4.3%).

•
Short-Term Incentives:   Eighty (80) percent of a named executive officer’s (other than Mr. Abraham) annual incentive award is based on achievement against our corporate performance scorecard, which for 2024 was achieved at 111.21% of target. Twenty (20) percent of a named executive officer’s annual incentive award is based on individual performance. Based on the assessment of the Board, the individual performance of the named executive officers yielded between 100% and 200% of target for that portion of the award. For Mr. Abraham’s annual incentive award, eighty (80) percent is based on the result of the Small Business Capital (SBC) scorecard, which for 2024 achieved 42.60% of target; and twenty (20) percent is based on Mr. Abraham’s individual performance (which was awarded at 100% for that portion). See “Short-Term Incentives” in this CD&A for details.

•
Long-Term Incentives:   For 2024, the annual awards under our long-term incentive program (“LTIP”) were generally granted using a mix of 50% performance shares and 50% time-based restricted shares, with target award opportunities based on a percentage of base salary. Mr. Abraham’s 2024 LTIP award is 100% time-based. See “Long-Term Incentives” in this CD&A for details. In addition, due to our performance, the named executive officers earned 150% of their target performance shares for the 2022-2024 performance cycle.

As we continue to grow profitably and strategically, the Compensation Committee will review and adjust the design of the executive compensation program to ensure it remains aligned with our business objectives, talent strategy and market practices.
WHAT GUIDES OUR PROGRAM
Executive Compensation Philosophy & Objectives
To accomplish our business and growth objectives, we must be able to attract and retain talented executives whose skills and experience enable them to contribute to our long-term success. To that end, the philosophy and principal objectives of our executive compensation programs are to attract, fairly compensate, appropriately

Byline Bancorp, Inc. 2025 Proxy Statement   33

Executive Compensation
incentivize, and retain superior executive talent in a manner that aligns their long-term interests with those of our stockholders. Our compensation philosophy, policy and program supports, reinforces, and aligns our values, business strategy, operational, and financial needs with the goals of profitability and growth, while operating in a safe and prudent manner.
We operate a compensation philosophy based on key principles that guide the development of our compensation programs, practices, and policies. These key principles include, but are not limited to, the following:
1.
Align compensation programs, practices, policies and decisions with stockholder and other stakeholder interests.

2.
Reinforce a business-oriented culture that rewards executives for results consistent with:

a.
High ethical standards

b.
Appropriate risk-taking

c.
Respect for all employees

d.
Performance against business goals and objectives

Our executive compensation program is designed to be:
•
Competitively Positioned:   The successful operation of the Bank requires an experienced and talented senior management team. To hire and retain the required level of talent, the Bank’s executive compensation program must be competitive with respect to both total compensation and each individual compensation component.

•
Performance-Driven and Stockholder-Aligned:   The compensation program should encourage and reward excellent performance from the senior management team. The Bank will develop a market-competitive total compensation package that drives the achievement of key business objectives, is aligned with the institution’s overall performance, and is tied to the attainment of individual and corporate performance objectives. The compensation program will maintain the appropriate balance between base compensation and short- and long-term incentive opportunities. Compensation levels are linked to the long-term performance and sustainability of the Company and the Bank.

•
Responsibly Governed:   Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making. Controls are in place for the proper administration and oversight of the compensation programs. Employees should balance potential outcomes with appropriate risk-taking. The Company expects employees to act in a manner consistent with the highest ethical standards. Results obtained through deceptive tactics or inconsistent with our values and culture are not rewarded. We have incorporated this thinking into our compensation programs, practices, and policies. These include but are not limited to clawbacks (i.e., the recoupment of past incentive compensation due to an accounting restatement or a significant legal or compliance violation or violation of corporate policies committed by an employee), discretionary downward adjustments to incentive compensation, employment decisions, and disciplinary actions.

The Decision-Making Process
The Role of the Compensation Committee.   The Compensation Committee sets and administers the policies that govern our executive compensation programs and is responsible for discharging the Board’s responsibilities relating to compensation of our executive officers and directors. The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. A copy of the Committee’s charter is available on our website at www.bylinebancorp.com under the “Corporate Governance Documents” tab. The Compensation Committee is composed solely of members who satisfy the applicable independence requirements of the NYSE as they apply to members of compensation committees.
The Role of Management.   Our Chief Executive Officer, President, and Chief Human Resources Officer, working with internal resources as well as with our Compensation Committee’s compensation consultant, review our executive compensation program on an annual basis and make recommendations as to the type and amount of compensation based on the review of peer group and other market data, individual performance and other factors. Our Chief Executive Officer and President make recommendations to our Compensation Committee regarding the compensation of our executives other than themselves based on these same factors. The Chief

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Executive Compensation
Executive Officer and President do not participate in or make recommendations with respect to their own compensation and are not present during such discussions or determinations. The Compensation Committee oversees the Board’s review of the performance of the Chief Executive Officer and receives input from the Chief Executive Officer on the President’s performance and recommended compensation. As with the reviews of all other NEOs, these reviews are based on the individual’s performance and contribution toward our performance during the year. Based on the review, the Compensation Committee determines, in its sole discretion, whether to make adjustments to the base salary, annual cash incentive, equity award amounts or other compensation for the Chief Executive Officer and President.
The Role of the Independent Compensation Consultant.   In 2024, the Compensation Committee retained Pearl Meyer primarily to assist the Compensation Committee in determining and structuring executive compensation and to assess the market competitiveness of the Company’s executive compensation program. The Compensation Committee has annually engaged Pearl Meyer for these and related services since 2014. With respect to any advice provided to the Committee by Pearl Meyer, the Compensation Committee received a letter from Pearl Meyer addressing factors relevant to SEC and NYSE rules regarding independence and conflicts of interest. After considering the information provided by Pearl Meyer and other factors, no conflicts of interest with respect to Pearl Meyer were identified by the Compensation Committee, and the Compensation Committee concluded that Pearl Meyer was an independent consultant.
Compensation Benchmarking and Decisions
The Compensation Committee’s objective is to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. For purposes of benchmarking 2024 compensation levels, in conjunction with the recommendation of Pearl Meyer, the Compensation Committee considered publicly available data for a group of peer companies listed below along with industry-specific survey data where appropriate. Selection criteria used to establish the competitive market for the NEOs, generally include:
•
Industry:   Commercial banks and savings banks/thrifts listed on a national exchange and located in the contiguous U.S.

•
Size:   Banks with assets ranging from approximately 0.5x — 2.5x our asset size (~$8 billion — $24 billion).

•
Loan Mix:   Banks with a minimum of 40% of their loan portfolio in commercial business.

•
Asset Growth:   Banks with a minimum of 5% asset growth on a three-year annualized basis.

•
Additional refinement:   Excluded banks due to acquisition/merger activity, business model, etc.

Based on the analysis, a peer group of 23 companies used in benchmarking the 2024 executive compensation included the following:

1st Source Corporation	Peoples Bancorp Inc.
Amerant Bancorp Inc.	Provident Financial Services, Inc.
BancFirst Corporation	QCR Holdings, Inc.
Brookline Bancorp, Inc.	Sandy Spring Bancorp, Inc.
CrossFirst Bankshares, Inc.	Seacoast Banking Corporation of Florida
Eagle Bancorp, Inc.	ServisFirst Bancshares, Inc.
Enterprise Financial Services Corp	Stock Yards Bancorp, Inc.
FB Financial Corporation	TowneBank
First Busey Corporation	TriCo Bancshares
First Financial Bancorp	Univest Financial Corporation
Heritage Financial Corporation	Veritex Holdings, Inc.
National Bank Holdings Corporation

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Executive Compensation
Analysis of the peer group completed in November 2024 resulted in the following updated Peer Group that will be used for determining pay decisions in 2025. The size of the group remains at 23 companies, with two new peers added, and two peers removed based on projected growth in Byline’s asset size. The list includes:

1st Source Corporation	Peoples Bancorp Inc.
Amerant Bancorp Inc.	Provident Financial Services, Inc.
BancFirst Corporation	QCR Holdings, Inc.
Brookline Bancorp, Inc.	Sandy Spring Bancorp, Inc.
Eagle Bancorp, Inc.	Seacoast Banking Corporation of Florida
Enterprise Financial Services Corp	ServisFirst Bancshares, Inc.
FB Financial Corporation	Stock Yards Bancorp, Inc.
First Busey Corporation	TowneBank
First Financial Bancorp	TriCo Bancshares
First Merchants Corporation	Univest Financial Corporation
National Bank Holdings Corporation	Veritex Holdings, Inc.
Nicolet Bankshares, Inc.
Executive Compensation Program in Detail
Elements of Pay: Total Direct Compensation
To support our philosophy and achieve our objectives, the Compensation Committee analyzes each of the following elements of compensation against comparative market data and generally seeks to position each element around the market median, while differentiating individual compensation based on experience, role, position, individual performance, and other factors.
Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent.
Short-Term Incentives	Cash (Variable)	Tie a significant portion of our executives’ cash compensation opportunities to the attainment of performance goals we believe will help achieve short- and long-term business objectives.
Long-Term Incentives	Equity (Variable)	Provide incentives for executive officers to execute on longer-term financial goals that drive the creation of stockholder value and support the Company’s leadership retention objectives.
Pay Mix
The charts below show the target annual total direct compensation of our CEO and our other NEOs for fiscal year 2024. These charts illustrate that a majority of NEO total direct compensation is variable (approximately 66% for our CEO and an average of 53% for our other NEOs).

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Executive Compensation
Base Salary
Each named executive officer’s base salary is a fixed component of compensation for each year for performing specific job duties and functions. In making base salary decisions, the Compensation Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The Compensation Committee considers several factors such as competitive market data, individual performance, experience, tenure, internal equity, and employee potential.
After its annual review, the Committee determined to better align pay to market and recognize performance by providing base salary increases. Annual base salary rates for 2024 were as follows:
Named Executive Officer	2024 Base Salary	2023 Base Salary	% Increase
Roberto R. Herencia	$915,000	$875,000	4.6%
Alberto J. Paracchini	$640,000	$615,000	4.1%
Thomas J. Bell III	$475,000	$415,000	14.5%
Thomas S. Abraham	$460,000	$450,000	2.2%
Brogan M. Ptacin	$380,000	$364,500	4.3%

Short-Term Incentive
Our named executive officers participate in Byline’s Executive Incentive Plan, which was adopted in 2014 and is an annual incentive plan under which earned awards are determined following the end of each year based on corporate goals and individual performance during the year. The annual incentive plan is designed to focus attention on those performance measures that help to achieve the Company’s operating efficiencies and financial results.
Target Award Opportunities.   Actual award payouts depend on the achievement of pre-determined corporate performance goals and individual performance. Awards can range from 0% to 200% of target award amounts. The Compensation Committee also has the discretion to adjust awards in light of credit quality, regulatory compliance and financial results deemed relevant.
Target annual award opportunities are expressed as a percentage of base salary and were established based on each NEO’s level of responsibility and their ability to impact overall results. The Compensation Committee also considers market data in setting target award amounts. Target annual award opportunities for 2024 were as follows:
Named Executive Officer	Target Award Opportunity (as a % of base salary)	Corporate Goal Weighting	Individual Performance Weighting
Roberto R. Herencia	85%	80%	20%
Alberto J. Paracchini	65%	80%	20%
Thomas J. Bell III	55%	80%	20%
Thomas S. Abraham(1)	45%	80%	20%
Brogan M. Ptacin	45%	80%	20%

(1)
For Mr. Abraham, his target is based 80% on the performance of the Small Business Capital business unit scorecard.

2024 Corporate Performance Measures
Eighty (80) percent of a named executive officer’s annual incentive award is based on achievement against our corporate performance scorecard, except for Mr. Abraham for whom 80% of the annual incentive award is based on the Small Business Capital business unit scorecard. Corporate performance targets are set based on our approved annual corporate plan, which represents our expectations for the year, and are assessed against the scorecard at the end of the fiscal year. The 2024 scorecard, including metric weightings, performance targets, and actual results, is outlined below.

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Executive Compensation
2024 Corporate Scorecard — Executive Incentive Plan (EIP)
Dollars in thousands	Weight	2024 Performance Targets			FINAL 2024 Performance
		Threshold	Target	Maximum	Actual	Score
1) Asset Quality NPAs / Assets(1) Net Charge Offs / Average Loans and Leases
	12.50%	1.10%	0.69%	0.52%	0.71%	12.22%
	12.50%	0.65%	0.36%	0.26%	0.47%	10.13%
2) Profitability Adjusted Pre-Tax, Pre-Provision Net Income Adjusted Efficiency Ratio
	50.00%	$140,000	$186,604	$200,000	$188,942	59.73%
	25.00%	56.00%	52.56%	51.00%	52.24%	30.13%
Total	100.00%					111.21%

(1)
Non-Performing Assets include the SEC reported Non-Performing Assets.

2024 Small Business Capital (SBC) Scorecard — STI Objectives
Dollars in thousands	Weight	2024 Performance Targets			FINAL 2024 Performance
		Threshold	Target	Maximum	Actual	Score
1) SBC Non-Interest Income less SBC Direct Non-Interest Expense	35.00%	$(5,975)	$(2,622)	$731	$(3,416)	30.9%
2) SBC Gross Government Guaranteed Production (Commitments)(1)	15.00%	$450,000	$525,000	$600,000	$448,442	0.0%
3) SBC Net Charge Offs / Average Loans and Leases	20.00%	2.04%	1.68%	1.36%	2.54%	0.0%
4) SBC NPAs / Assets(2)	20.00%	3.60%	2.69%	2.23%	5.90%	0.0%
5) Byline Bancorp Adjusted Pre-Tax, Pre-Provision Net Income(3)	10.00%	$140,000	$186,604	$193,302	$188,942	11.7%
Total	100.00%					42.60%

(1)
Government guaranteed loans include SBA 7a, USDA, SBA Capline and SBA Express.

(2)
Non-Performing Assets include the SEC reported Non-Performing Assets.

(3)
Byline Bancorp Adjusted Pre-Tax, Pre-Provision Net Income will be based on the Corporate Scorecard Proration for Adjusted Pre-Tax, Pre-Provision Net Income.

2024 Small Business Capital (SBC) Scorecard — LTI Objectives
Dollars in thousands	Weight	2024 Performance Targets			FINAL 2024 Performance
		Threshold	Target	Maximum	Actual	Score
1) Byline Bancorp Adjusted Pre-Tax, Pre-Provision Net Income(2)	33.33%	$140,000	$186,604	$193,302	$188,942	39.15%
2) SBC Non-Interest Income less SBC Direct Non-Interest Expense	33.33%	$(5,975)	$(2,622)	$731	$(3,416)	29.39%
3) SBC NPAs / Assets(2)	33.33%	3.60%	2.69%	2.23%	5.90%	0.00%
Total	100.00%					68.54%

(1)
Byline Bancorp Adjusted Pre-Tax, Pre-Provision Net Income will be based on the Corporate Scorecard Proration for Adjusted Pre-Tax, Pre-Provision Net Income.

(2)
Non-Performing Assets include the SEC reported Non-Performing Assets.

Individual and Divisional Performance Measures
Twenty (20) percent of a named executive officer’s annual incentive award is based on individual performance. In evaluating our NEOs’ contributions during 2024, the Compensation Committee considered each named executive officer’s specific contribution to the Company’s performance and key strategic initiatives in addition to achievement of specific business unit goals to determine the individual portion of the award. The individual performance/division performance is evaluated looking at the following areas of focus:
—
Individual contribution toward the Company’s performance and strategic priorities

—
Performance against specific business unit goals and objectives

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Executive Compensation
—
Leadership in driving our employee engagement, talent management, and development initiatives

Mr. Herencia’s 200% payout on his individual performance is due to his significant progress in advancing the Bank’s strategic priorities and his contributions to the overall business performance for the year. Key accomplishments include:
•
Led the company to achieve top-quartile performance in profitability and efficiency ratios, strengthening the company’s competitive position and enhancing stockholder value

•
Grew customer relationships, achieved balanced growth, maintained profitability and continued to deliver value for our stockholders

•
Continued focus on talent development, succession planning, and received notable best employer accolades from reputable institutions

•
Continued to develop relationships with analysts, investors and employees

Mr. Paracchini’s 105% payout on his individual performance results were based on the following key accomplishments:
•
Delivered top-quartile performance in profitability and efficiency ratios, strengthening the company’s competitive position and enhancing stockholder value

•
Achieved full-year loan and deposit growth targets while maintaining a strong balance sheet and supporting sustainable revenue growth

•
Successfully negotiated and structured the acquisition of First Security Bancorp, Inc.

•
Maintained transparent and proactive communication with analysts, investors, and employees, reinforcing market confidence and strengthening organizational alignment

Mr. Bell’s 110% payout on his individual performance results were based on the following key accomplishments:
•
Achieved positive operating leverage which enabled the reduction of the cost-to-assets ratio by 22 basis points to 2.38%

•
Led the development and coordination of the 3-year strategic plan across the organization

•
Completed due diligence, financial modeling, and negotiated a definitive agreement to acquire First Security Bancorp, Inc.

•
Completed implementation of seven strategic growth projects and implemented over nine operating efficiencies

•
Enhanced investor relations function by conducting proactive investor outreach, strengthening relationships with institutional investors and analysts

Mr. Ptacin’s 120% payout on his individual performance results were based on his leadership of the commercial banking group and the following key accomplishments:
•
Drove strong commercial banking performance with 11.6% year-over-year loan growth, exceeding targeted objectives while maintaining strong credit quality and expanding core deposit relationships

•
Successfully launched the payments vertical, including recruiting and onboarding an experienced team that positions the bank for growth in this market segment

•
Strengthened the commercial banking division through targeted talent development and retention initiatives, resulting in improved team capabilities and continuity in client relationships

Mr. Abraham’s 100% payout on his individual performance results were based on his leadership of the Small Business Capital group and the following key accomplishments:
•
Exceeded annual loan volume targets by 4%

•
Established new partnerships in targeted industries in select new geographic areas

•
Implemented several new technology and process improvements to gain efficiencies and optimize workflows

2024 Short-Term Incentive Award Payouts
The Chairman and CEO’s annual incentive award payout was determined by the Board. For the President, the Compensation Committee approved the Chairman and CEO’s recommendations with respect to the annual

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Executive Compensation
incentive award payouts. For each of the other NEOs, the Compensation Committee approved the CEO’s and President’s recommendations with respect to the annual incentive award payouts. The following table presents each named executive officer’s annual incentive opportunity, percentage of goal achievement and award payout under the Executive Incentive Plan. Executives must be employed on the date of payment in order to receive payment of an earned award.
Named Executive Officer	2024 Target (% of Salary)	2024 Target ($)	Corporate Performance Results (%)	Individual Performance Results (%)	2024 Actual ($)	2024 Actual (% of Salary)
Roberto R. Herencia	85%	$777,750	111.21%	200%	$1,003,026	110%
Alberto J. Paracchini	65%	$416,000	111.21%	105%	$457,455	71%
Thomas J. Bell III	55%	$261,250	111.21%	110%	$289,896	61%
Thomas S. Abraham	45%	$207,000	42.60%	100%	$111,950	24%
Brogan M. Ptacin	45%	$171,000	111.21%	120%	$193,170	51%
Long-Term Incentive
The named executive officers participate in a Long-Term Incentive Program (“LTIP”) that provides a variable pay opportunity through a combination of performance shares and restricted shares. The program is designed to reinforce the long-term alignment of the Company’s executives with the interests of our stockholders. Performance shares are intended to strengthen our pay-for-performance philosophy while time-vested restricted shares are granted to promote share ownership and executive retention. Below is a summary of the LTIP awards granted in February 2024:
Award Type	Weighting	Design At-a-Glance
Performance Shares	50%
Performance shares align executive pay with achievement of performance metrics that are the most impactful to stockholders. Vesting is dependent on the achievement of specified goals and is measured at the end of a three-year performance period.
The 2024 performance shares are measured by Core Return on Assets (ROA) per S&P Global, and Relative Total Shareholder Return (rTSR) as of the last day of the Performance Period, with each measure equally weighted. The results are compared to the KBW Regional Bank Index (KRX), with the peer group defined at the end of the 3 years. Threshold, target, and superior performance levels are set at the 25th, 50th and 75th percentiles of the KBW Regional Bank Index (KRX), respectively.
Our named executive officers may earn 25% of their target opportunity for threshold-level performance, 100% of their target opportunity at target performance, and up to 150% of their target opportunity for superior-level performance for each metric. Amounts between threshold and superior are interpolated to reward incremental achievement and no amounts are paid with respect to a particular performance metric if actual results are below threshold. If the rTSR is negative, no payout above target is earned on that metric.

Time-Based Restricted Shares	50%	Time-based restricted shares vest equally over three years on the anniversary date of the grant. Awards vest automatically upon 1) death, 2) termination of employment due to disability and 3) termination following a change-in-control.

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Executive Compensation
All awards under the LTIP are granted through the Byline Bancorp, Inc. 2017 Omnibus Incentive Compensation Plan. The amount of LTIP granted reflects both the target award opportunity for each NEO and the overall performance result.
The following table presents information with respect to the amount of the annual long-term incentive awards made to each named executive officer in February 2025. In accordance with SEC disclosure rules, these awards will be reported in the 2026 proxy statement.
Named Executive Officer	Target Award Level (% of base salary)	Actual Award Level (% of base salary)	Performance Shares(1) ($)	Restricted Shares(1) ($)	Total Award Value ($)
Roberto R. Herencia	110%	220%	985,961	1,006,502	1,992,463
Alberto J. Paracchini	75%	75%	235,113	240,011	475,124
Thomas J. Bell III	65%	65%	151,229	154,379	305,608
Thomas S. Abraham(2)	50%	34%	N/A	157,646	157,646
Brogan M. Ptacin	40%	40%	74,453	76,004	150,457

(1)
Award amounts were determined based on individual performance or divisional performance in the case of Mr. Abraham.

(2)
For Mr. Abraham, the LTIP target is 50% of base salary. This award is based on the Small Business Capital Long-term Incentive Scorecard was made entirely in the form of time-based restricted shares.

Performance Shares Earned and Vested In 2024 (1/1/2022-12/31/2024).   In 2022, the named executive officers at that time were granted their target performance shares with vesting based on achievement of Return on Average Assets (ROAA) as compared to a custom peer group of approximately 100 publicly traded bank holding companies ranging in asset size from 50% to 200% of Byline’s total assets. The performance shares granted for the 2022-2024 performance period achieved performance above the 75th percentile, which resulted in a 150% payout based on the results below, and vested on February 22, 2025:
Metric	Threshold (50% Payout)	Target (100% Payout)	Superior (150% Payout)	Actual Avg. ROAA	Actual Payout (as a % of Target)
Relative ROAA	25th Percentile	50th Percentile Peer Avg. ROAA = 1.00%	75th Percentile	Byline Avg. ROAA 1.34%	150%
Policy Regarding the Timing of Option Awards.   We are providing the following disclosure regarding the timing of stock option awards in relation to the disclosure of material nonpublic information, as required by Item 402(x) of Regulation S-K. While we do not have a formal written policy in place with regard to the timing of awards of stock options in relation to the disclosure by the Company of material nonpublic information, the Compensation Committee does not seek to time equity awards to take advantage of information, either positive or negative, about Byline that has not been publicly disclosed. We have not granted stock options under our equity compensation plans since 2015, prior to our IPO, and stock options are not currently a component of our long-term compensation strategy. We did not grant any stock options to our executive officers, including NEOs, during 2024. We have not timed the disclosure of material nonpublic information to affect the value of executive compensation.
OTHER COMPENSATION PRACTICES, POLICIES & GUIDELINES
Executive Stock Ownership and Retention Policy
In an effort to align the financial interests of our executive officers with those of our stockholders and to promote our long-term business objectives, executive officers are subject to certain stock ownership and retention requirements pursuant to the policy established by our Board and administered by the Compensation Committee.
Under these ownership guidelines, our executive officers are expected to accumulate shares of our common stock to meet the applicable ownership level within five years of their election or appointment. It is expected that they will acquire the required ownership level by retaining ownership of their equity compensation from the Company. Until the required level is achieved, the individual must retain at least 50% of his or her vested full value shares received as equity compensation.

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Executive Compensation
Under the guidelines, our executives are expected to own the following minimum number of shares of our common stock:
Position	Aggregate Values of Shares Owned
Executive Chairman and CEO	5x Base Salary
President	3x Base Salary
Other Executive Officers	1x Base Salary
Compensation Clawback Policy
We have a clawback policy that provides that, in the event of a restatement of our financial statements due to the material non-compliance of the Company with any applicable financial reporting requirement under the securities laws, our executive officers and certain other covered employees will be required to forfeit or reimburse the Company for certain incentive-based compensation paid to such employee. The policy also provides for Compensation Committee discretion to recoup certain compensation awards in the event it finds that any such employee has committed a significant legal or compliance violation in connection with the officer’s employment, including fraud, material misconduct, and/or a violation of our corporate policies or Code of Ethics. The Company’s Compensation Clawback Policy was updated in 2023 to comply with the requirements of the NYSE and the SEC and has been filed as an exhibit to the Company’s 2024 Annual Report on Form 10-K filed with the SEC on February 28, 2025.
Hedging and Pledging Policy
Consistent with our Board’s belief that significant stock ownership by directors and executive officers strengthens the alignment of their interests with our stockholders and promotes our long-term business objectives, we do not permit our directors and executive officers to enter into hedging and monetization transactions or to engage in short sale transactions in the Company’s securities. We believe that such transactions can mitigate or eliminate the economic risk of ownership and disincentivize such individuals from seeking to improve the Company’s performance and consequently impair their alignment with our stockholders’ interests.
We also do not permit our directors and executive officers to enter into pledge arrangements involving their shares of our common stock. We believe such arrangements present a risk that the individual could be pressured or forced to sell our stock to meet loan requirements, which we believe would be inconsistent with our belief in aligning their interests with long-term stockholder interests, and potentially could cause us reputational harm and violate internal policies regarding transacting in our stock when such person is aware of material nonpublic information or otherwise prohibited from trading in our stock.
A copy of the hedging and pledging policy is available on our website at www.bylinebancorp.com under the “Corporate Governance Documents” tab.
Employment Agreements
Our use of employment agreements is limited to only a select number of our Executive Officers. We currently have agreements with our Chief Executive Officer (Mr. Herencia), President (Mr. Paracchini), CFO (Mr. Bell), and our President of Small Business Capital (Mr. Abraham). Each agreement generally describes the position and duties of each NEO, provides for a specified term of employment, describes base salary, bonus opportunity and other benefits and perquisites to which the executive officer is entitled, if any, sets forth the duties and obligations of each party in the event of a termination of employment prior to expiration of the employment term, and provides us with a measure of protection by obligating the NEO to abide by the terms of restrictive covenants during the terms of his employment and thereafter for a specified period of time.
Our obligation to pay any severance under each of the employment agreements is conditioned on the execution by the NEO of a general release and waiver of any and all claims with respect to their employment with the Company.
The terms of these agreements were negotiated and determined with consideration of the best interests of the Company and our stockholders. In attracting and securing a talented team of executive officers, we believe we have positioned the Company to successfully execute our growth strategy and vision.

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Executive Compensation
Severance and Change in Control
Mr. Ptacin has a change in control agreement that outlines the terms of his change in control severance. We believe these arrangements are consistent with peer practices and provide an appropriate level of compensation to our executive officers if their employment is terminated as a result of a change in control.
Executive Perquisites and Other Benefits
We have a limited number of perquisites offered to NEOs. These include auto allowances, club dues, and additional executive life insurance policies for select NEOs. Other life insurance premiums paid for the benefit of each of our named executive officers are consistent with company policy for other Byline employees.
The NEOs are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. We also provide our employees, including our NEOs, with various retirement benefits. Our retirement plans are designed to assist our employees in planning for retirement and securing appropriate levels of income during retirement. The purpose of our retirement plans is to attract and retain qualified employees, including executives, by offering benefit plans similar to those typically offered by our competitors.
The Bank has adopted and established a Death Benefit Only Plan in order to provide certain participating employees, including each of the NEOs with a death benefit of  $200,000 to their named beneficiaries in the event of an employee’s death, while employed by the Bank. The Bank is both the named fiduciary and plan administrator of the Plan.
Compensation Risk Management
Our compensation plans are evaluated annually by our risk management professionals and our Compensation Committee, as part of its effort to ensure our compensation plans do not encourage imprudent risk taking. We employ a variety of performance metrics to deter excessive risk-taking by not including any incentive focused on a single performance goal. We have incorporated appropriate levels of discretion to adjust incentive payouts if results are not aligned with credit quality, regulatory compliance, or leading indicators of future financial results.
Impact of Tax and Accounting
We regularly consider the various tax and accounting implications of our compensation plans. The Compensation Committee believes that the potential deductibility and the accounting treatment of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits to $1.0 million the amount of remuneration that we may deduct in any calendar year for certain executive officers. While the Compensation Committee considers the effect of the Section 162(m) deduction limit and financial accounting implications when designing our compensation programs, the Compensation Committee’s primary focus in its compensation decisions will remain our business objectives, and the Compensation Committee will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible or to be subject to any particular accounting treatment.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Byline’s management and the Board’s outside compensation consultant. Based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2024 Annual Report on Form 10-K and the Company’s 2025 proxy statement.
Compensation Committee
Antonio del Valle Perochena (Chair)
Phillip R. Cabrera
Steven P. Kent

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Executive Compensation
EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding compensation paid or awarded to or earned by the NEOs for fiscal years ended December 31, 2024, 2023, and 2022.
Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-equity Incentive Compensation Plan(4)	All Other Compensation(5)	Total
Roberto R. Herencia Executive Chairman and Chief Executive Officer	2024	$907,308		$1,036,650	$1,003,026	$42,985	$2,989,969
	2023	$866,923		$897,663	$844,760	$51,521	$2,660,867
	2022	$824,995		$701,274	$700,603	$37,287	$2,264,159
Alberto J. Paracchini President	2024	$635,192		$421,514	$457,455	$33,941	$1,548,102
	2023	$615,000		$408,945	$445,309	$28,769	$1,498,024
	2022	$614,996		$369,004	$357,628	$29,175	$1,370,803
Thomas J. Bell III Chief Financial Officer & Treasurer	2024	$463,462		$264,122	$289,896	$20,290	$1,037,770
	2023	$404,500		$211,577	$206,695	$19,690	$842,462
	2022	$297,968		$76,811	$166,523	$13,730	$555,032
Brogan M. Ptacin Head of Commercial Banking	2024	$377,019		$142,773	$193,170	$42,066	$755,028
	2023	$361,673		$139,859	$154,081	$40,227	$695,841
	2022	$345,998		$134,014	$161,326	$36,208	$677,546
Thomas S. Abraham President, Byline Small Business Capital	2024	$456,308		$222,752	$111,950	$20,599	$811,609
	2023	$445,154	$50,732	$279,933	$130,203	$79,248	$985,271
	2022	$418,331		$180,025	$260,475	$89,885	$948,715

(1)
The amounts set forth in the “Salary” column reflect base salary earned in each fiscal year including amounts deferred under the Defined Contribution Plan.

(2)
The amount set forth in the “Bonus” column reflect a discretionary bonus for plan year 2023.

(3)
The amounts set forth in the “Stock Awards” column represent the grant date fair value of the stock awards determined in accordance with FASB ASC Topic 718 that were awarded in 2022, 2023, and 2024. Assumptions used in the calculation of the grant date fair value are included in Note 19, 18 and 18, respectively to the Company’s audited financial statements for each year shown included in the Company’s Annual Reports on Form 10-K filed with the SEC. For these awards, 50% of the shares are subject to time vesting, equally over three years from the grant date; the remaining 50% are performance-based, based on the achievement of performance goals over a three-year period beginning January 1 of the year granted. Any earned performance shares vest in full on the third anniversary of the grant date. For Mr. Abraham, the shares are subject to time vesting, equally over three years from the grant date.

Values disclosed for 2024 reflect a target level of performance with respect to the performance-based portion of the restricted stock awards as follows: Mr. Herencia — $507,265; Mr. Paracchini — $206,260; Mr. Bell — $129,233; Mr. Ptacin — $69,863.
Assuming the highest level of performance for the performance-based portion of the restricted stock granted in 2024, the value of such awards would be as follows: Mr. Herencia — $760,897; Mr. Paracchini — $309,390; Mr. Bell — $193,849; Mr. Ptacin — $104,795.
(4)
The amounts set forth in the “Non-equity Incentive Compensation Plan” column reflect annual cash incentives earned pursuant to the Byline Executive Incentive Compensation Plan, including amounts deferred at the election of the named executive under the Defined Contribution Plan.

(5)
The items comprising “All Other Compensation” for 2024 are as follows:

Name	Perquisites and Other Benefits(a)	Contributions to Defined Contribution Plans(b)	Insurance Premiums(c)	Total
Roberto R. Herencia	$26,670	$13,800	$2,515	$42,985
Alberto J. Paracchini	$19,172	$13,800	$969	$33,941
Thomas J. Bell III	$900	$13,800	$5,590	$20,290
Brogan M. Ptacin	$28,266	$13,800	—	$42,066
Thomas S. Abraham	$9,900	$10,699	—	$20,599

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Executive Compensation
(a)
Includes auto allowance for Messrs. Herencia, Abraham, and Ptacin as well as club dues for Messrs. Herencia, Paracchini, and Ptacin and cell phone credits/reimbursements for all.

(b)
Reflects company contributions under the Byline Bancorp, Inc. 401(k) Plan consistent with company policy for all Byline employees.

(c)
Reflects premiums paid by the Bank for additional executive life insurance policies for Messrs. Herencia, Paracchini and Bell.

Grants of Plan-Based Awards
The following table provides information on incentive compensation and equity awards to our named executive officers during 2024.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Performance Share Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of shares (#)(3)	Grant Date Fair Value of Stock Award ($)(4)
Name	Grant Date	Non-equity incentive threshold ($)	Non-equity incentive target ($)	Non-equity incentive Maximum ($)	Equity incentive Threshold (#)	Equity incentive target shares (#)	Equity Incentive Maximum (#)
Roberto R. Herencia	2/22/2024	544,425	777,750	1,555,500	12,569	25,137	37,706	25,137	1,036,650
Alberto J. Paracchini	2/22/2024	291,200	416,000	832,000	5,111	10,221	15,332	10,221	421,514
Thomas J. Bell III	2/22/2024	182,875	261,250	522,500	3,202	6,404	9,606	6,405	264,122
Brogan M. Ptacin	2/22/2024	119,700	171,000	342,000	1,731	3,462	5,193	3,462	142,773
Thomas S. Abraham	2/22/2024	144,900	207,000	414,000	N/A	N/A	N/A	10,577	222,752

(1)
The amounts set forth in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns reflect the threshold, target, and maximum payouts for performance for the cash awards under the Executive Incentive Plan. At threshold, payments are based on the company performance portion of the scorecard assuming individual performance. The maximum payout is 200% of the participant’s incentive target for the Plan year. Mr. Abraham’s award reflects the threshold, target, and maximum payouts for performance for the cash awards under the Small Business Capital Incentive Plan.

(2)
The amounts set forth in the “Estimated Future Payouts Under Performance Share Equity Incentive Plan Awards” columns reflect the number of shares earned based on Byline’s Core Return on Assets (ROA) per S&P Global, and Relative Total Stockholder Return (rTSR) at the end of the Performance Period. The Performance Period is January 1, 2024, thru December 31, 2026, weighted equally each year (33.33%). Under the award, 50% of the shares will be earned at threshold and 25th percentile performance, 100% will be earned at target and 50th percentile performance, and 150% of the shares will be earned at 75th percentile performance. Performance between threshold and target, and between target and maximum, will be awarded using straight line interpolation.

(3)
The amounts set forth in the “All Other Stock Awards: Number of Shares “column reflect the number of time-based restricted shares granted in 2024 that vest in equal annual increments (33.33%) over three-years subject to continued employment.

(4)
The amounts set forth in the “Grant Date Fair Value of Stock Awards” column reflect the value of the restricted share awards granted in 2024. This value represents the sum of the performance share awards at target multiplied by the grant date fair value of  $20.18 and the time-based restricted share awards multiplied by the closing price of our common stock on the grant date of  $21.06 per share.

Byline Bancorp, Inc. 2025 Proxy Statement   45

Executive Compensation
Outstanding Equity Awards at Fiscal Year End
As of December 31, 2024 each of our named executive officers held outstanding equity-based awards of the Company as listed in the table below.
	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Option Exercise Price	Option Expiration Date(2)	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(3)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Roberto R. Herencia	6/26/2015	214,494	$11.18	6/26/2025
					2/22/2022	4,333	$125,657
					2/22/2022			19,502	$565,558
					2/22/2023	11,962	$346,898
					2/22/2023			26,914	$780,506
					2/22/2024	25,137	$728,973
					2/22/2024			25,137	$728,973
Alberto J. Paracchini					2/22/2022	2,280	$66,120
					2/22/2022			10,262	$297,598
					2/22/2023	5,449	$158,021
					2/22/2023			12,262	$355,598
					2/22/2024	10,221	$296,409
					2/22/2024			10,221	$296,409
Thomas J. Bell III	6/26/2015	43,497	$11.18	6/26/2025
					2/22/2022	474	$13,746
					2/22/2022			2,137	$61,973
					2/22/2023	2,819	$81,751
					2/22/2023			6,344	$183,976
					2/22/2024	6,405	$185,745
					2/22/2024			6,404	$185,716
Brogan M. Ptacin	5/31/2018	11,812	$11.65	12/15/2025
	5/31/2018	9,450	$12.70	12/20/2026
					2/22/2022	828	$24,012
					2/22/2022			3,726	$108,054
					2/22/2023	1,864	$54,056
					2/22/2023			4,193	$121,597
					2/22/2024	3,462	$100,398
					2/22/2024			3,462	$100,398
Thomas S. Abraham					2/22/2022	2,225	$64,525
					2/22/2023	7,516	$217,964
					2/22/2024	10,577	$306,733

(1)
The options granted to Mr. Herencia and Mr. Bell were pursuant to the Byline Bancorp Equity Incentive Plan approved by the Board of Directors in 2014. As of June 2017, the Board of Directors terminated the Byline Bancorp Equity Incentive Plan in connection with our July 2017 IPO, such that no new awards may be made under the Byline Bancorp Equity Incentive Plan. Awards previously granted under the Byline Bancorp Equity Incentive Plan, however, remain outstanding.

Mr. Ptacin’s options were originally granted under the First Evanston Bancorp, Inc. Stock Incentive Plan and were assumed and converted into options to purchase Byline common stock in connection with Byline’s acquisition of First Evanston Bancorp, Inc. in 2018.

46   Byline Bancorp, Inc. 2025 Proxy Statement

Executive Compensation
(2)
The options may expire earlier than the expiration date listed in the case of termination of employment, a participant’s breach of their Agreement to Protect Company Interests or a change in control.

(3)
The share awards are subject to time vesting. The awards vest equally over three years from the grant date, subject to continued employment.

(4)
The share awards are performance-based. The awards are based on the achievement of performance goals over a three-year period beginning January 1 of the year granted. Any earned performance shares vest in full on the third anniversary of the grant date. Awards granted in 2022 and 2023 note maximum performance (150% of target). Awards granted in 2024 note target performance.

(5)
Values are based on Byline’s closing stock price on December 31,2024, $29.00.

Options Exercised and Stock Vested
The following table provides information concerning the exercise of options and vesting of stock awards with respect to each named executive officer during 2024.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
Roberto R. Herencia			10,315	$217,234
Alberto J. Paracchini	214,494	$2,586,798	22,470	$473,218
Thomas J. Bell III			4,844	$102,015
Brogan M. Ptacin	11,812	$189,009	7,660	$161,320
Thomas S. Abraham			8,048	$169,491

(1)
Computed by determining the difference between the market value per share of our common stock on date of exercise and the exercise price.

(2)
Includes Performance Shares granted on February 22, 2021, that vested on the third anniversary of the grant date (Performance Period: January 1, 2021 — December 31, 2023). Values based on share price on date vested of  $21.06.

Employment Agreements with Named Executive Officers
We have entered into employment agreements with each of Mr. Herencia, Mr. Paracchini, Mr. Bell, and Mr. Abraham (“Employment Agreements”) as follows:
Named Executive Officer	Entity who entered into the Agreement	Effective Date of the Agreement	Initial Term	Extensions	Renewals	Position	Reporting to
Roberto R. Herencia	Byline Bancorp and Byline Bank	02/12/2021	3 years	Automatic 1-year extension unless notification is provided	Renewed in February of 2024	Executive Chairman and Chief Executive Officer	Board of Directors
Alberto J. Paracchini	Byline Bank	01/21/2016	3 years	Automatic 1-year extension unless notification is provided	Renewed in January of 2024	President of Byline Bancorp, President & CEO of Byline Bank	Board of Directors(1)
Thomas J. Bell III	Byline Bank	04/05/2023	3 years	Automatic 1-year extension unless notification is provided	N/A	Chief Financial Officer and Treasurer	CEO of Byline Bancorp

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Executive Compensation
Named Executive Officer	Entity who entered into the Agreement	Effective Date of the Agreement	Initial Term	Extensions	Renewals	Position	Reporting to
Thomas S. Abraham	Byline Bank	12/16/2019	3-year anniversary from acceptance of Agreement	Automatic 1-year extension unless notification is provided	Renewed in December of 2023	President of the Small Business Capital	CEO of Byline Bank(1)

(1)
Currently reporting to Executive Chairman and CEO of Byline Bancorp.

Material terms of the Employment Agreements include:
Named Executive Officer	Annual Base Salary(1)	Participation in Executive Incentive Plan (“EIP”)	EIP Annual Bonus Opportunity(2)	Participation in Long Term Incentive program (“LTIP”)(2)
Roberto R. Herencia	$825,000	Yes	75% of annual base salary	Yes
Alberto J. Paracchini	$350,000	Yes	up to 75% of annual base salary	Yes
Thomas J. Bell III	$415,000	Yes	45% of annual base salary	Yes
Thomas S. Abraham	$400,000	Yes	30% of annual base salary	Yes

(1)
The amount of Base Salary is reviewed by the Compensation Committee at least annually and reflects base salary as of the initial terms in the employment agreement.

(2)
Reflects EIP Annual Bonus Opportunity as indicated in the employment agreement, however targets are periodically reviewed and approved by the Board (or a committee thereof).

Employment Agreements also include the following severance benefits that are, in each case, subject to signing a release; and are in addition to (i) all accrued benefits, as defined in the applicable employments agreements, that each such NEO may be entitled to, such as unpaid base salary, unused paid time-off, unreimbursed business expenses, and other benefits under applicable employee benefit programs, and (ii) any vesting or other treatment of outstanding equity awards upon termination, which are governed by the terms of the applicable award agreement.

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Executive Compensation
Named Executive Officer	Termination due to Death or Disability(1)	Termination without “cause”(2) and not due to disability or executive resigns for “good reason”	Termination without “cause”(2) and not due to disability or executive resigns for “good reason”(3) following a “change in control”(4)	Payment for “special change in control”(5)
Roberto R. Herencia
(1) any earned but unpaid award under the Executive Incentive Plan (“EIP”) with respect to any fiscal year ending on or preceding the date of termination (“Unpaid EIP”); (2) a prorata portion of the EIP award for the fiscal year in which termination occurs based on actual performance (“Pro Rata Bonus”); and (3) in the event of death, a lump sum cash amount of $750,000, which may be in the form of a life insurance policy, at the discretion of Byline

(1) any Unpaid EIP; (2) a Pro Rata Bonus; and (3) an amount to be paid in cash over 24 months following termination equal to the sum of  (i) 2.0 times the sum of annual base salary and the target EIP amount(6) and (ii) the Applicable COBRA Amount(7)
			(1) any Unpaid EIP; (2) a Pro Rata Bonus; and (3) an amount equal to the sum of (i) 2.99 times the sum of annual base salary and the target EIP amount(6) and (ii) the Applicable COBRA Amount(7)	N/A
Alberto J. Paracchini
(1) any earned but unpaid award under the Executive Incentive Plan (“EIP”) with respect to any fiscal year ending on or preceding the date of termination (“Unpaid EIP”); (2) a prorata portion of the EIP award for the fiscal year in which termination occurs based on actual performance (“Pro Rata Bonus”); and (3) in the event of death, a lump sum cash amount equal to 200% of base salary (but not to exceed $750,000) that may be provided through the purchase of a life insurance policy
(1) any Unpaid EIP; (2) a Pro Rata Bonus; and (3) an amount in cash payable over 18 months following termination equal to 1.5 times the sum of (i) annual base salary and (ii) COBRA Benefits(8)
(1) any Unpaid EIP; (2) a Pro Rata Bonus; and (3) an amount equal to 1.5 times the sum of  (i) annual base salary and (ii) the higher of the two immediately preceding completed fiscal years’ bonuses and (c) the COBRA Benefits(8)

(1) an amount in cash equal to (i) 1.5 times the sum of  (a) annual base salary and (b) the higher of the two immediately preceding completed fiscal years’ earned bonuses, plus (ii) a Pro Rata Bonus determined based on actual performance achieved through the date of the special change in control

Thomas J. Bell III
(1) any earned but unpaid award under the Executive Incentive Plan (“EIP”) with respect to any fiscal year ending on or preceding the date of termination (“Unpaid EIP”); (2) a prorata portion of the EIP award for the fiscal year in which termination occurs based on actual performance (“Pro Rata Bonus”); and (3) in the event of death, a lump sum cash amount equal to 200% of base salary (but not to exceed $750,000) that may be provided through the purchase of a life insurance policy
(1) any Unpaid EIP; (2) a Pro Rata Bonus; and (3) an amount in cash payable over 12 months following termination equal to 1.0 times the sum of (i) annual base salary, and (ii) COBRA Benefits(8)
(1) any Unpaid EIP; (2) a Pro Rata Bonus; and (3) an amount in cash equal to 2.0 times the sum of (i) annual base salary, (ii) the higher of the two immediately preceding completed fiscal years’ earned bonuses, and (c) the COBRA Benefits(8)
N/A

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Executive Compensation
Named Executive Officer	Termination due to Death or Disability(1)	Termination without “cause”(2) and not due to disability or executive resigns for “good reason”	Termination without “cause”(2) and not due to disability or executive resigns for “good reason”(3) following a “change in control”(4)	Payment for “special change in control”(5)
Thomas S. Abraham
(1) any earned but unpaid award under the Executive Incentive Plan (“EIP”) with respect to any fiscal year ending on or preceding the date of termination (“Unpaid EIP”); and (2) a prorata portion of the EIP award for the fiscal year in which termination occurs based on actual performance (“Pro Rata Bonus”)
(1) any Unpaid EIP; (2) a Pro Rata Bonus; and (3) an amount in cash payable over 12 months following termination equal to 1.0 times the sum of (i) annual base salary, and (ii) COBRA Benefits(8)
(1) any Unpaid EIP; (2) a Pro Rata Bonus; and (3) an amount in cash equal to 1.0 times the sum of (i) annual base salary, (ii) the higher of the two immediately preceding completed fiscal years’ earned cash bonuses and (iii) the COBRA Benefits(8)
N/A

(1)
“Death and Disability” as defined in the Employment Agreements.

(2)
“Cause” generally means: (1) willful and continued failure to substantially perform duties; (2) willfully engaging in illegal conduct, an act of dishonesty or gross misconduct related to the performance of your duties and responsibilities; (3) being charged with a crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; (4) willful violation of a material requirement of any applicable code of ethics or standards of conduct of Byline or Byline Bank, or violation of a fiduciary duty; or (5) a breach of the Agreement Protecting Company Interests.

(3)
“Good Reason” generally means (1) any material reduction in base salary; (2) any material adverse change in title, position, authority, reporting relationships or duties; (3) any requirement that the executive relocate his principal place of employment to a location in excess of 50 miles (or 35 miles with respect to Mr. Paracchini) from his current principal work location; or (4) solely with respect to Messrs. Herencia and Paracchini, the failure to be nominated to, or the removal from, the Board of Directors of Byline or Byline Bank.

(4)
“Change in Control” as defined under the Employment Agreements. Payments related to a “Change in Control” apply to a qualifying termination within two years (for Mr. Herencia, Mr. Paracchini and Mr. Bell) or one year (for Mr. Abraham).

(5)
“Special Change in Control” as defined in Mr. Paracchini’s Employment Agreement in which Mr. Paracchini’s employment does not terminate.

(6)
As in effect for any termination prior to February 12, 2023. With respect to a termination of employment occurring after such date, the target EIP amount will be the higher of the two immediately preceding fiscal years earned bonuses.

(7)
“Applicable COBRA Amount” means 18 times the monthly COBRA premium applicable to the NEO to continue health, dental and vision care benefits in effect as of the date of termination.

(8)
“COBRA Benefits” means the excess of the applicable COBRA premiums for health, dental and vision benefits on the date of termination (provided that the executive elects COBRA continuation coverage) over the amount of health, dental and vision premiums charged to active employees of Byline for like coverage on the date of termination.

As a condition to their respective employment agreements, each of the Named Executive Officers entered into an Agreement Protecting Company Interests with Byline and Byline Bank. The Agreement Protecting Company Interests contains (1) a confidentiality provision regarding the use and disclosure of confidential information during and after the term of employment, (2) a customer and employee non solicit during employment and for eighteen (18) months following termination of employment (for Mr. Herencia and Mr. Paracchini) and for twelve (12) months (for Mr. Abraham and Mr. Bell), and (3) assignment of inventions and non-disparagement provisions.
Change in Control Severance Agreement with Mr. Ptacin
Also in connection with our acquisition of First Evanston Bancorp, Inc. in 2018, we entered into an agreement with Mr. Ptacin pursuant to which we agreed to pay him severance of  $500,000 in the event his employment is terminated by the Bank without cause (as defined in the agreement) or if Mr. Ptacin resigns for Good Reason (as defined in the agreement) at any time on or within one year after a Change in Control (as defined in the agreement) (the “Change in Control Severance Benefit”). Payment of the Change in Control Severance Benefit to Mr. Ptacin is subject to compliance by him with certain provisions of the agreement, including certain confidentiality and restrictive covenant obligations, delivery of an executed general release of claims, and his resignation from all positions with the Bank and its affiliates, and is payable in substantially equal payments over a period of 12 months following his termination. To the extent Mr. Ptacin is otherwise entitled to any cash severance payments or severance

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Executive Compensation
benefits (other than retention bonuses) pursuant to any other agreement, plan or arrangement with or maintained by us, he will only be entitled to the Change in Control Severance Benefit in lieu of any such other severance payments or benefits.
Potential Payments upon Termination or Change in Control
The following table sets forth information concerning potential payments and benefits under our compensation programs and benefit plans, including the individual employment agreements, to which the NEOs would be entitled upon various termination scenarios if such termination occurred as of December 31, 2024.
The amounts shown in the table reflect compensation in addition to what the NEO would have earned or been entitled to had the described event not occurred, and as such do not include payments and benefits to the extent they already would have been earned or accrued but not paid, such as unpaid salary, accrued and unused vacation benefits and other benefits provided on a non-discriminatory basis to salaried employees generally upon termination of employment. For purposes of estimating the value of accelerated vesting of equity awards, we have assumed a price per share of our common stock of  $29.00 based on the closing price of our common stock on December 31, 2024 (the last trading day of the year).
Termination Events	Name	Cash Severance Payments(1)	COBRA Continuation(2)	Accelerated Vesting of Equity Awards(3)	Total Payments
Termination without “cause” and not due to disability or executive resigns for “good reason”	Roberto R. Herencia	$4,163,250	$29,019		$4,192,269
	Alberto J. Paracchini	$1,376,000	$68,966		$1,444,966
	Thomas J. Bell III	$736,250	$45,977		$782,227
	Brogan M. Ptacin	$500,000			$500,000
	Thomas S. Abraham	$667,000	$26,084		$693,084
Termination without “cause” and not due to disability or executive resigns for “good reason” following a “change in control”	Roberto R. Herencia	$5,839,073	$29,019	$3,276,565	$9,144,657
	Alberto J. Paracchini	$2,043,964	$45,977	$1,470,155	$3,560,096
	Thomas J. Bell III	$1,624,641	$45,977	$712,907	$2,383,525
	Brogan M. Ptacin	$500,000		$508,515	$1,008,515
	Thomas S. Abraham	$927,475	$26,084	$589,222	$1,542,781
Payment for “special change in control”	Roberto R. Herencia				N/A
	Alberto J. Paracchini	$1,627,964			$1,627,964
	Thomas J. Bell III				N/A
	Brogan M. Ptacin				N/A
	Thomas S. Abraham				N/A
Termination due to Death or Disability	Roberto R. Herencia(4)	$1,727,750		$3,276,565	$5,004,315
	Alberto J. Paracchini(4)	$1,366,000		$1,470,155	$2,836,155
	Thomas J. Bell III(4)	$1,211,250		$712,907	$1,924,157
	Brogan M. Ptacin(4)	$200,000		$508,515	$708,515
	Thomas S. Abraham(4)	$407,000		$589,222	$996,222

(1)
The amounts set forth in the “Cash Severance Payments” column reflect the sum of cash payments to be made pursuant to each named executive officer’s employment agreement.

(2)
The amounts noted in the “COBRA continuation” column account for employee and employer paid premiums on medical, dental, and vision coverage in an amount as determined under the applicable employment agreement, plus a 2% administrative fee.

(3)
The amounts noted in the “Accelerated Vesting of Equity Awards” column reflects the accelerated vesting of unvested restricted shares as noted in the Outstanding Equity at Fiscal Year-end table. Awards granted in 2022 and 2023 note maximum performance (150% of target). Awards granted in 2024 note target performance.

(4)
The named executive officers are participants in a Defined Benefit Only Bank Owned Life Insurance plan that pays a death benefit of  $200,000 to their beneficiaries in the event of death while an employee of the company. Should death occur outside of being a Byline employee the entire death benefit is payable to Byline.

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Executive Compensation
2024 CEO Pay Ratio
Pursuant to the SEC’s pay ratio disclosure rule, we are providing information about the relationship of the annual total compensation of Mr. Roberto R. Herencia, our Executive Chairman and Chief Executive Officer, to the total compensation of our median employee. To determine the median employee, a list of all active full- and part-time employees as of December 31, 2024, excluding the Executive Chairman/CEO, was prepared with the corresponding annual total W-2 compensation as reflected in our payroll records. A total of 1,035 employees were included. Compensation was annualized for any individual not employed for the full calendar year of 2024. Annual W-2 compensation was ranked from lowest to highest, and the median employee was selected from the list.
Mr. Herencia had 2024 total compensation of  $2,989,969 as reflected in the 2024 Summary Compensation Table included in this Proxy Statement. The median employee annual total compensation for 2024, using the same methodology, was $78,904. As a result, the CEO pay ratio is 38:1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.
Pay versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission (“SEC”) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosures regarding the relationship between compensation of our named executive officers and certain measure of Company financial performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its executive compensation decisions for any of the years shown.
The Pay versus Performance table below shows the compensation of our CEO and the average compensation of the non-CEO named executive officers (“Non-CEO NEOs”) as previously reported in our Summary Compensation Table, as well as their “compensation actually paid” (or “CAP”) as calculated pursuant to SEC rules, and certain measures of financial performance for the 2020, 2021, 2022, 2023 and 2024 fiscal years.
Year	Summary Compensation Table Total for CEO Roberto Herencia(1) $	Summary Compensation Table Total for CEO Alberto Paracchini(1) $	Compensation Actually Paid to CEO Roberto Herencia(2) $	Compensation Actually Paid to CEO Alberto Paracchini(2) $	Average Summary Compensation Table Total for Non-CEO NEOs(1) $	Average Compensation Actually Paid to Non-CEO NEOs(2) $	Value of Initial Fixed $100 Invested on 12/31/2019:		Byline Net Income(5) (in millions) $	Adjusted Pre-Tax Pre- Provision Net Income(6) $
							Byline (TSR)(3) $	Peer Group (TSR)(4) $
2024	2,989,969	0	4,033,733	0	1,038,128	1,265,732	158.95	111.52	120.8	188.9
2023	2,660,867	0	2,949,771	0	1,005,399	1,124,837	127.22	101.77	107.9	189.0
2022	2,264,159	0	1,873,780	0	817,971	635,855	121.94	106.01	88.0	139.5
2021	3,849,983	1,520,807	4,807,889	1,956,677	749,555	948,065	143.03	117.08	92.8	141.6
2020	0	1,157,566	0	958,435	645,985	560,924	79.77	87.90	37.5	113.1

(1)
Mr. Alberto Paracchini served as the CEO and President from January 2020 through January 31, 2021. Mr. Roberto R. Herencia currently serves as Byline’s Executive Chairman and CEO (as of February 2021). Mr. Paracchini became a Non-CEO NEO for the 2022 — 2024 reported fiscal years covered in the table. Ms. Lindsay Corby was a Non-CEO NEO for 2020 — 2022. Mr. Thomas Abraham was a Non-CEO NEO for 2020 — 2024. Mr. Brogan Ptacin was a Non-CEO NEO in 2020 and 2022 — 2024. Mr. Thomas Bell, III, was a Non-CEO NEO for 2022 — 2024. The dollar amounts reported are total compensation in the Summary Compensation Table for the CEO and the average for Non-CEO NEOs for each reported fiscal year.

(2)
The dollar amounts reported represent “Compensation Actually Paid”, as calculated in accordance with SEC rules (SCT Total Compensation minus SCT Stock Based Awards and Option Awards Columns). The 2023 numbers differ from those previously reported in 2023 as an administrative error was corrected.

(3)
Reflects the cumulative total shareholder return for Byline for the period beginning December 31, 2019.

(4)
Reflects the cumulative total shareholder return of the KBW Nasdaq Regional Banking Index (KRX). This is the peer group used by Byline for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10K for the year ended December 31, 2024.

(5)
Net Income as reported in our audited financial statements for the applicable year.

(6)
Adjusted Pre-Tax, Pre-Provision Net Income is a non-GAAP measure. See “GAAP Reconciliation and Management Explanation of non-GAAP Financial Measures” in our 10-K filings for a reconciliation of this measure.

52   Byline Bancorp, Inc. 2025 Proxy Statement

Executive Compensation
Calculation of Compensation Actually Paid (CAP)
To calculate the amounts in the “Compensation Actually Paid” (CAP) to our CEOs and Non-CEO NEOs in the table above according to SEC reporting rules, the following adjustments were made to Total Compensation as reported in the Summary Compensation Table (SCT) for each covered year.
	2024		2023		2022		2021			2020
	Roberto Herencia $	Average Non- CEO NEOs $	Roberto Herencia $	Average Non- CEO NEOs $	Roberto Herencia $	Average Non- CEO NEOs $	Roberto Herencia $	Alberto Paracchini $	Average Non- CEO NEOs $	Alberto Paracchini $	Average Non- CEO NEOs $
Total Compensation from Summary Compensation Table	2,989,969	1,038,128	2,660,867	1,005,399	2,264,159	817,971	3,849,983	1,520,807	749,555	1,157,566	645,985
Amount deducted for aggregate change in actuarial present value from SCT	—	—	—	—	—	—	—	—	—	—	—
Amount deducted for grant date values in the SCT	(1,036,650)	(262,790)	(897,663)	(260,079)	(701,274)	(198,176)	(2,062,509)	(369,037)	(153,624)	(282,520)	(120,855)
Amount added for current year service cost	—	—	—	—	—	—	—	—	—	—	—
Amount added for prior service cost impacting current year	—	—	—	—	—	—	—	—	—	—	—
Amount added for year-end fair value of unvested awards granted in the current year and dividends accrued	1,697,062	416,435	965,617	271,650	604,286	130,953	2,013,601	525,645	218,816	251,362	107,526
Amount added for year-over-year difference of year-end fair values for unvested awards granted in prior years and dividends accrued	408,211	99,867	177,832	86,858	(146,694)	(38,349)	—	256,578	107,866	(63,716)	(34,281)
Amount added for fair values at vest date for awards granted and vested in current year and dividends paid	—	—	—	—	—	—	1,006,814	—	—		—
Amount added for difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years and dividends paid	(24,859)	(25,908)	43,118	21,008	(146,698)	(4,166)	—	22,685	25,451	(104,257)	(37,451)
Amount deducted for forfeitures during current year equal to prior year-end fair value	—	—	—	—	—	(72,379)	—		—	—
Amount added for dividends or dividend equivalents not otherwise included	—	—	—	—	—	—	—	—	—	—	—
Total Adjustments	1,043,764	227,604	288,904	119,437	(390,379)	(182,116)	957,906	435,870	198,510	(199,131)	(85,061)
Compensation Actually Paid (as calculated)	4,033,733	1,265,732	2,949,771	1,124,837	1,873,780	635,855	4,807,889	1,956,677	948,065	958,435	560,924
As required by SEC rules, the following is a tabular list of financial performance measures we used to link “compensation actually paid” for our NEOs’ to the Company’s 2024 performance. The measures in this table are not ranked; however, the Company-Selected Measure is denoted with an asterisk.
List of Performance Measures
Adjusted Pre-Tax, Pre-Provision Net Income*
Core ROA
Total Shareholder Return (TSR)
Adjusted Efficiency Ratio
NPAs / Assets
Net Charge Offs / Average Loans and Leases
The following graphs, for the past three years, present the relationship between “compensation actually paid” (as defined by SEC rule and shown above) for the CEO and, on average, for our other Non-CEO NEOs, for the following:
•
The Company’s cumulative TSR and the Peer Group’s cumulative TSR;

•
The Company’s Net Income; and

•
The Company Selected Measure, which for Byline is Adjusted Pre-Tax, Pre-Provision Net Income.

Byline Bancorp, Inc. 2025 Proxy Statement   53

Executive Compensation
Compensation Actually Paid versus TSR
The below table (i) compares our TSR to that of the KBW KRX index and (ii) shows the CEO Compensation Actually Paid and Average Non-CEO NEO Compensation Actually Paid relative to the KBW Nasdaq KRX index and our TSR.
Compensation Actually Paid versus Byline’s Net Income
The below table shows the CEO Compensation Actually Paid and Average Non-CEO NEO Compensation Actually Paid relative to our Net Income.

54   Byline Bancorp, Inc. 2025 Proxy Statement

Executive Compensation
Compensation Actually Paid versus Adjusted Pre-Tax, Pre-Provision Net Income
The below table shows the CEO Compensation Actually Paid and Average Non-CEO NEO Compensation Actually Paid relative to Byline’s company selected metric—Adjusted Pre-Tax, Pre-Provision Net Income.

Byline Bancorp, Inc. 2025 Proxy Statement   55

Certain Relationships and Related Transactions
The Company or one of its subsidiaries may occasionally enter into transactions with certain “related persons”. Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons as “related party transactions”.
Related Party Transaction Policy
Our Board of Directors has adopted a written policy governing the review and approval of transactions with related parties that will or may be expected to exceed $120,000 in any fiscal year. The policy provides that related party transactions are reviewed and, if deemed appropriate, approved or ratified by our Audit Committee. Upon determination by our Audit Committee that a transaction requires review under the policy, the material facts related to the transaction are required to be presented to the Audit Committee. In determining whether or not to approve a related party transaction, our Audit Committee will take into account, among other relevant factors, whether the related party transaction is in our best interests, whether it involves a conflict of interest and the commercial reasonableness of the transaction. In the event that we become aware of a related party transaction that was not approved under the policy before it was entered into, our Audit Committee will review such transaction as promptly as reasonably practical and will take such course of action as may be deemed appropriate under the circumstances. In the event a member of our Audit Committee is not disinterested with respect to the related party transaction under review, that member may not participate in the review, approval or ratification of that related party transaction.
Certain decisions and transactions are not subject to the related party transaction approval policy, including: (i) decisions on compensation or benefits relating to directors or executive officers and (ii) indebtedness to our banking subsidiaries in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to us and not presenting more than the normal risk of collectability or other unfavorable features.
A copy of the related party transaction policy is available on our website at www.bylinebancorp.com under the “Corporate Governance Documents” tab.
Related Party Transactions
In the ordinary course of our business, we have engaged and expect to continue engaging through our bank in ordinary banking transactions with our directors, executive officers, their immediate family members and companies in which they may have a 5% or more beneficial ownership interest, including loans to such persons. Any such loan was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time such loan was made as loans made to persons who were not related to us. These loans do not involve more than the normal credit collection risk and do not present any other unfavorable features to us.
Foreign National Commitments
Certain of our stockholders are foreign nationals, and we and certain of these foreign national stockholders have entered into commitments with the Federal Reserve that restrict our ability to engage in certain business transactions without the consent of the Federal Reserve. In particular, subject to certain limited exceptions, we are not permitted to engage in or be a party to any business transaction or relationship with a company that is controlled by these foreign national stockholders or by their immediate families. In addition, Byline Bank is not permitted to engage in or be a party to any extension of credit, as defined in the Federal Reserve’s Regulation O, to these foreign national stockholders, their immediate families or any company controlled by these foreign national stockholders. Byline Bank is also not permitted to engage in or be a party to any covered transaction, as defined in the Federal Reserve Act and the Federal Reserve’s Regulation W, with any company that is controlled by these foreign national stockholders.

56   Byline Bancorp, Inc. 2025 Proxy Statement

Stockholder Proposals
The matters to be considered and brought before any annual or special meetings of the Company’s stockholders shall be limited to only those matters as shall be brought properly before such meeting in compliance with the procedures set forth in the Company’s By-laws. For proposals to be brought by a Company stockholder and voted upon at an annual meeting, including with respect to the nomination of a director, the stockholder must deliver written notice of the proposal to the Company’s Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the annual meeting for the preceding year. However, if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the stockholder’s notice shall be given in the manner provided in the Company’s By-laws by the later of the close of business on (1) the date 90 days prior to such Other Meeting Date or (2) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed. In the event that the number of directors to be elected to the Board of Directors is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by Byline at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Company’s Corporate Secretary not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board is publicly announced or disclosed. The stockholder’s notice to the Corporate Secretary must include, among other things set forth in the Company’s By-laws: (a) a brief description and the text of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (c) the number of shares of the Company’s common stock or other equity or debt securities beneficially owned by such stockholder on the date of such stockholder’s notice; and (d) any financial or other interest of such stockholder in the proposal. Stockholders should refer to the full text of our advance notice provisions contained in Section 1.12 of our Amended and Restated By-Laws. In addition, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees also must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
Written notice of stockholder proposals to be brought at the Company’s 2026 Annual Meeting of Stockholders in accordance with the above procedures must be delivered to the Company’s Corporate Secretary no earlier than February 3, 2026, and no later than March 5, 2026, unless an Other Meeting Date occurs with respect to the 2026 Annual Meeting, in which case the notice delivery requirements will be as set forth above with respect to meetings with Other Meeting Dates.
In lieu of the foregoing notice procedures, stockholders seeking to submit a proposal for inclusion in our proxy statement for the 2026 Annual Meeting must follow the procedures and meet the other requirements outlined in Rule 14a-8 of the Exchange Act, and we must receive such proposal at our principal executive offices on or before December 24, 2025.
In addition, under the SEC’s universal proxy rules, a stockholder intending to solicit proxies in support of director nominees other than the Company’s nominees for the 2026 Annual Meeting must provide notice to the Company in accordance with Rule 14a-19 under the Exchange Act no later than April 4, 2026. The notice requirements under the SEC’s universal proxy rules are in addition to the applicable advance notice requirements under the Company’s by-laws as described above.
Any proposals, notices or nominations must be sent to the Office of the Corporate Secretary, Byline Bancorp, Inc., 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601. A copy of our By-laws is available upon written request to the Corporate Secretary at the address noted above. Additionally, a copy of our By-laws, which we included as an exhibit to our Form S-1 filed with the SEC on June 19, 2017, can be accessed through the SEC’s website at www.sec.gov.

Byline Bancorp, Inc. 2025 Proxy Statement   57

Delivery of Documents to Stockholders Sharing an Address
The SEC’s proxy rules permit companies and intermediaries to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement and annual report with separate proxy cards to those stockholders. This method of delivery, often referred to as “householding,” reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. We are not householding materials for our registered stockholders in connection with the Annual Meeting; however, we understand that certain intermediaries will household our proxy materials.
If a brokerage, bank or other nominee holds your shares, this means that only one Proxy Statement and annual report will be delivered to multiple stockholders sharing an address. Any stockholder residing at such an address who would like to receive an individual copy of the materials, or who is receiving multiple copies of our Proxy Statement and Annual Report and would prefer to receive a single copy in the future, may contact Broadridge, Householding Department by mail at 51 Mercedes Way, Edgewood, New York 11717 or by telephone at (866) 540-7095. Be sure to include your name, the name of your brokerage firm and your account number.
Other Matters
Upon receipt of a written request addressed to our Corporate Secretary at Byline Bancorp, Inc., 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601 from any person solicited herein, we will provide, at no cost, a copy of our 2024 Annual Report on Form 10-K as filed with the SEC.
Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.
By Order of the Board of Directors,
Roberto R. Herencia
Executive Chairman of the Board
and Chief Executive Officer
April 21, 2025

58   Byline Bancorp, Inc. 2025 Proxy Statement

SCAN TOVIEW MATERIALS & VOTE BYLINE BANCORP, INC.180 NORTH LASALLE STREET, SUITE 300CHICAGO, IL 60601VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 p.m. Eastern Time on June 2, 2025 for shares held directly and by11:59 p.m. Eastern Time on May 29, 2025 for shares held in a Plan. Have your proxy card inhand when you access the web site and follow the instructions to obtain your records and tocreate an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/BY2025You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.Eastern Time on June 2, 2025 for shares held directly and by 11:59 p.m. Eastern Time onMay 29, 2025 for shares held in a Plan. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYBYLINE BANCORP, INC.180 NORTH LASALLE STREET, SUITE 300CHICAGO, IL 60601VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 p.m. Eastern Time on June 2, 2025 for shares held directly and by11:59 p.m. Eastern Time on May 29, 2025 for shares held in a Plan. Have your proxy card inhand when you access the web site and follow the instructions to obtain your records and tocreate an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/BY2025You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.Eastern Time on June 2, 2025 for shares held directly and by 11:59 p.m. Eastern Time onMay 29, 2025 for shares held in a Plan. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.BYLINE BANCORP, INC.2. TO APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED INTHE PROXY STATEMENT.3. TO RATIFY THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCALYEAR ENDING DECEMBER 31, 2025.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properlyexecuted will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR THE NOMINEES inProposal 1 and FOR Proposals 2 and 3.Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor,administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorizedofficer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.1. ELECTION OF TEN DIRECTORS OF THE COMPANY:NOMINEES:THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"THE ELECTION OF ALL OF THE DIRECTOR NOMINEESLISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.V73762-P28490! ! !01) ROBERTO R. HERENCIA02) PHILLIP R. CABRERA03) ANTONIO DEL VALLE PEROCHENA04) MARY JO S. HERSETH05) MARGARITA HUGUES VÉLEZ06) STEVEN P. KENT07) WILLIAM G. KISTNER08) ALBERTO J. PARACCHINI09) PAMELA C. STEWART10) CARLOS RUIZ SACRISTÁNForAllWithholdAllFor AllExcept! ! !! ! !To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report/Form 10-K are available at www.proxyvote.com.V73763-P28490 BYLINE BANCORP, INC.Proxy for Annual Meeting of Stockholders on June 3, 2025Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Alberto J. Paracchini and Thomas J. Bell III, each with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Byline Bancorp, Inc., to be held on June 3, 2025 at 8:30 a.m., Central Daylight Timevirtually at www.virtualshareholdermeeting.com/BY2025, and at any adjournments or postponements thereof, as follows:YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. WHERE A CHOICE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. (Continued and to be signed on the reverse side.)